SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

EXCELSIOR PRIVATE EQUITY FUND II, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LOGO]

EXCELSIOR PRIVATE EQUITY FUND II, INC.

225 High Ridge Road

Stamford, CT 06905

[                    , 2007]

Dear Shareholder:

You are cordially invited to attend the Special Meeting (the “Meeting”) of Shareholders of Excelsior Private Equity Fund II, Inc. (the “Company”) to be held on [June 22, 2007] at [            ] a.m., EST time, at the offices of United States Trust Company, National Association, 225 High Ridge Road, Stamford, CT 06905.

The attached Notice of Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

You will first be asked to consider and act upon a proposal to sell substantially all of the non-cash assets of the Company pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”), approved by the Board of Directors. Then you will be asked to consider and approve a proposal to liquidate and dissolve the Company, as set forth in the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Company.

The Board of Directors of the Company is recommending a vote FOR approval of the sale of substantially all of the assets of the Company and a vote FOR approval of the liquidation and dissolution of the Company, as more fully set forth in the Proxy Statement. These proposals and the reasons the Company believes the proposals are in the shareholders’ best interests are set forth in the attached Proxy Statement.

Whether or not you plan to attend the Meeting, your vote is needed. Whether or not you plan to attend the Meeting, please complete, sign and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose. You can also use the Internet if you want to vote electronically, or you can vote by using your touch-tone telephone. Please see your proxy card for more information and instruction on how to vote. If you do vote electronically or by touch-tone telephone, you do not need to mail your proxy card. However, if you want to later change your vote, you may do so by attending the meeting, by submitting a new proxy card, or submitting a new vote by touch-tone telephone or the Internet.

We look forward to seeing you at the Meeting or receiving your proxy so your shares may be voted at the Meeting.

Sincerely yours,

David R. Bailin
Co-Chief Executive Officer

Raghav V. Nandagopal
Co-Chief Executive Officer

Shareholders Are Urged to Sign and Return the Enclosed Proxy Card in the Enclosed Envelope.

[LOGO]

EXCELSIOR PRIVATE EQUITY FUND II, INC.

225 High Ridge Road

Stamford, CT 06905

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [JUNE 22, 2007]

[                    , 2007]

To the Shareholders of

Excelsior Private Equity Fund II, Inc.:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of Excelsior Private Equity Fund II, Inc. (the “Company”) will be held on [June 22, 2007] at [            ] a.m., EST time, at the offices of United States Trust Company, National Association, 225 High Ridge Road, Stamford, CT 06905.

The Meeting will be held for the following purposes:

1.	To approve the sale of substantially all of the non-cash assets of the Company pursuant to a Purchase and Sale Agreement between the Company and AIG PineStar Capital II, L.P., a Cayman islands exempted limited partnership, attached as Appendix A hereto (the “Asset Sale”).

2.	To approve the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Company, attached as Appendix C hereto, pursuant to which the Company will be liquidated and dissolved.

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The proposals referred to above are discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Meeting in person. Shareholders of record at the close of business on April 3, 2007 have the right to vote at the Meeting. Whether or not you plan to attend the Meeting, we urge you to fill in, sign and promptly return the enclosed proxy card or vote your proxy via telephonic or electronic means in order that the Meeting can be held and a maximum number of shares may be voted.

By Order of the Board of Directors of Excelsior Private Equity Fund, Inc.

[                                    ]

Secretary

WE NEED YOUR PROXY VOTE IMMEDIATELY

You may think your vote is not important, but it is vital. By law, the Meeting scheduled for [June 22, 2007] will have to be adjourned without conducting any business if less than a majority of the shares eligible to vote are represented at the Meeting. In that event, the Company would continue to solicit votes in an attempt to achieve a quorum. Clearly, your vote could be critical in allowing the Company to hold the Meeting as scheduled, so please return your proxy immediately.

EXCELSIOR PRIVATE EQUITY FUND II, INC.

225 High Ridge Road

Stamford, Connecticut 06905

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Excelsior Private Equity Fund II, Inc. (the “Company”). The Meeting of Shareholders will be held at the offices of United States Trust Company, National Association, 225 High Ridge Road, Stamford, CT on [June 22, 2007] at [            ] a.m., EST time (the “Meeting”). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about [                    ], 2007.

It is expected that the solicitation of proxies will be primarily by mail. The costs of preparing, assembling and mailing material in connection with the solicitation of proxies will be borne by the Company. The Company’s officers, investment adviser and administrator may assist in the solicitation of proxies by telephone, telegraph, facsimile, personal interview or the Internet. If the Company records proxy votes by telephone or the Internet, it will use procedures to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy card or by attending the Meeting and electing to vote in person. Proxies given by telephone or the Internet also may be revoked at any time before they are voted in the same manner as they were originally given.

The following summarizes the proposals to be voted on at the Meeting.

Proposals:

1.	To approve the sale of substantially all of the non-cash assets of the Company pursuant to a Purchase and Sale Agreement by and between the Company and AIG PineStar Capital, II, L.P., a Cayman Islands exempted limited partnership, attached as APPENDIX A hereto (the “Asset Sale”).

2.	To approve the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Company, attached as APPENDIX C hereto, pursuant to which the Company will be liquidated and dissolved.

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

A proxy card is enclosed with respect to the shares you own in the Company.

If the proxy card is executed and returned properly, the shares represented by it will be voted at the Meeting in accordance with your instructions. Each share is entitled to one vote.

Shareholders are requested to complete the enclosed proxy card and return it in the enclosed envelope or to vote via telephone or electronic means. No postage is required if the proxy card is mailed in the United States.

The Company’s Board of Directors Unanimously Recommends a Vote in Favor of the Proposals Described in this Proxy Statement.

Dated: [                    ]

SUMMARY

Summary Term Sheet of the Asset Sale and Purchase Agreement.

This summary term sheet is intended to give you a summary description of the material aspects of the proposed sale of substantially all of the Company’s non-cash assets, as described in this Proxy Statement. You should review the Proxy Statement and the appendices to it so that you can gain a more complete understanding of the proposed transaction.

Under the Purchase and Sale Agreement (the “Purchase Agreement”), dated April 2, 2007, by and between the Company and AIG PineStar Capital II, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”):

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The Company will sell all of its investment interests in certain partnerships and corporations (the “Securities”) to the Purchaser. The Securities constitute substantially all of the non-cash assets of the Company.

See “Proposal 1: The Asset Sale and Purchase Agreement - Summary of Purchase Agreement - Assets Purchased by Purchaser” on page 9.

•

Purchaser has agreed to purchase the Securities for a cash purchase price of $22,194,099 (the “Base Purchase Price”) plus an amount equal to the Earnout (as defined in the Purchase Agreement). The Base Purchase Price to be received by the Company is subject to certain adjustments in accordance with the terms of the Purchase Agreement. The final purchase price (the “Final Purchase Price”) to be received by the Company is: (i) the Base Purchase Price, less (ii) any distributions received after September 30, 2006 and prior to the closing date, plus (iii) any capital contributions, plus (iv) an amount equal to the selected distributions related to such Securities, with respect to which the Purchaser has exercised its option in accordance with the terms of the Purchase Agreement and that have been sold, transferred and assigned to the Purchaser at the closing, plus (v) an amount equal to the Earnout, if any.

See “Proposal 1: The Asset Sale and Purchase Agreement—Summary of Purchase Agreement—Purchase Price” on page 9.

•

In the course of reaching its decision to approve the Asset Sale and the Purchase Agreement, the Company’s Board of Directors consulted management and UST Advisers, Inc., the Company’s investment adviser (the “Investment Adviser”). The Board of Directors considered numerous factors relating to the benefits and risks associated with the Purchase Agreement and the Asset Sale. The Board also reviewed the fairness opinion letter provided by [                    ].

See “Proposal 1: The Asset Sale and Purchase Agreement—Background” on pages 5-7.

•

The Company does not anticipate any ongoing operations following the sale of the Securities. Subject to shareholder approval, the Company intends to liquidate and dissolve. The liquidation will be conducted pursuant to the Plan which is set forth in further detail in Proposal 2.

See “Proposal 1: The Asset Sale and Purchase Agreement—Ongoing Operations/Use of Proceeds” on page 13.

•

The Purchase Agreement contains closing conditions, including the approval of the transaction by the Company’s shareholders, the performance of specific covenants and the receipt of specified consents.

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See “Proposal 1: The Asset Sale and Purchase Agreement—Summary of Purchase Agreement—Conditions to Closing the Asset Sale” on pages 10-11.

•

The closing is expected to occur upon the satisfaction or waiver of all of the conditions to each party’s obligations under the Purchase Agreement, or on another date as the parties mutually agree, but not later than July 16, 2007 or, if any condition is not satisfied by such date, the party whose obligations are subject to the condition being satisfied may extend the closing date for up to sixty (60) days.

See “Proposal 1: The Asset Sale and Purchase Agreement—Summary of the Purchase Agreement—The Closing of the Asset Sale” on page 9.

•

The Purchase Agreement may be terminated (i) by either the Company or Purchaser at any time prior to closing; (ii) by written notice by the Company or Purchaser in the event of a material breach by the other party to the Purchase Agreement not cured within thirty (30) days; or (iii) if the closing has not occurred by July 16, 2007 (or otherwise extended pursuant to the Purchase Agreement).

See “Proposal 1: The Asset Sale and Purchase Agreement—Summary of the Purchase Agreement—Termination of the Purchase Agreement” on page 12.

•	The Asset Sale will be accounted for as a sale of the Company’s Securities.

See “Proposal 1: The Asset Sale and Purchase Agreement—Accounting Treatment of the Asset Sale” on page 13.

•

Certain of the Company’s executive officers and directors own shares of the Company. They will receive the same per share distribution of the proceeds of the Asset Sale, if any, as any other shareholder should the Company be liquidated and dissolved in accordance with Proposal 2.

See “Proposal 1: The Asset Sale and Purchase Agreement—Interests of the Directors and Executive Officers in Asset Sale “ on page 13.

•

Under Maryland law, if you do not wish to approve the Asset Sale, you have the right to dissent from the Asset Sale and to have an appraisal of the fair value of your shares conducted by a Maryland court of competent jurisdiction. Shareholders electing to exercise dissenters’ rights must strictly comply with the provisions of Sections 3-202 through 3-213 of the Maryland General Corporation Law to perfect their rights, which rights are more fully described in Proposal 1.

See “Proposal 1: The Asset Sale and Purchase Agreement—Appraisal Rights of Shareholders under Maryland Law” on pages 8-9.

The Board of Directors recommends that you vote for the proposal to approve the

Asset Sale and Purchase Agreement

Summary Term Sheet of the Plan of Liquidation and Dissolution.

This summary term sheet is intended to give you a summary description of the material aspects of the proposed liquidation and dissolution of the Company, as described in this Proxy Statement. You should review the Proxy Statement and the appendices to it so that you can gain a more complete understanding of the proposed Plan. Under the Plan:

•

The Company will complete the sale or otherwise dispose of all of its property and assets. The liquidation will commence as soon as practicable following approval of the Plan by the Company’s shareholders in accordance with the Plan, the Company’s Articles of Incorporation and the laws of the State of Maryland.

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See “Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Summary of Plan of Liquidation and Dissolution—Effective Date of the Plan and Cessation of the Company’s Activities” on page 14.

•

As part of the liquidation, the Company is required to satisfy its liabilities, expenses and obligations. The distribution of the Company’s assets, if any, will be made in up to two cash payments. The first distribution is expected to represent substantially all of the Company’s assets less an amount to discharge certain liabilities. If necessary, a second distribution consisting of any remaining cash after the payment of certain liabilities.

See “Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Summary of Plan of Liquidation and Dissolution—Liquidation Distributions” on page 14.

•	The Plan allows the Board of Directors to authorize non-material modifications or amendments to the Plan, or to abandon the Plan, notwithstanding shareholder approval.

See “Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Summary of Plan of Liquidation and Dissolution—Continued Operation of the Company” on page 15.

•

On [                    ], 2007, the anticipated proceeds from the Asset Sale, together with the cash held by the Company, are estimated at approximately $250.69 per share. The amounts to be distributed to shareholders of the Company upon liquidation will be reduced by any remaining expenses and liabilities of the Company, including liquidation expenses. Since the fees and expenses of the Company are subject to fee waiver and expense reimbursement arrangements with its Investment Adviser, it is not anticipated that the Company will actually pay all of the expenses associated with the liquidation.

See “Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Expenses of Liquidation and Dissolution; Distribution Amounts” on page 16.

•

The Company will cease doing business as a business development company upon the approval of the Plan by the Company’s shareholders and, as soon as practicable, will apply for deregistration under the Investment Company Act of 1940, as amended (the “1940 Act”).

See “Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Summary of Plan of Liquidation and Dissolution—Impact of the Plan on the Company’s Status under the 1940 Act” on page 15.

•	The Company’s books will be closed upon the approval of the Plan by the Company’s shareholders and shareholders’ interests in the Company will not be transferable.

See “Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Summary of Plan of Liquidation and Dissolution—Closing of Books and Restriction on Transfer of Shares” on page 14.

•

Shareholders of the Company are not entitled to appraisal rights for their shares of the Company’s capital stock in connection with the Plan or entitled to such rights under Maryland law in connection with a liquidation or dissolution. See “Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Summary of Plan of Liquidation and Dissolution—Appraisal Rights” on page 15. However, shareholders are entitled to appraisal rights in connection with the Asset Sale.

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See “Proposal 1: The Asset Sale and Purchase and Sale Agreement—Appraisal Rights of Shareholders” on pages 8-9.

•

For the Company’s shareholders, the liquidation will be treated for U.S. tax purposes as a sale of shares in the Company. It is anticipated that shareholders will incur a loss for such purposes of approximately $327.33 per share. The Company encourages its shareholders to contact their own tax advisors.

See “Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Federal Income Tax Consequences” on page 16.”

The Board of Directors recommends that you vote for the proposal to approve the

Plan of Liquidation and Dissolution.

INTRODUCTION

The Company has been organized as a Maryland corporation to engage in the business of a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. This Meeting constitutes a special meeting of shareholders that has been called to consider the proposals relating to the matters discussed below.

PROPOSAL 1: THE ASSET SALE AND PURCHASE AGREEMENT

Background

The Company’s investment objective is to achieve long-term capital appreciation by investing in private later-stage venture capital and private middle-market companies and in certain venture capital, buyout and private equity funds that the Investment Adviser believes offer significant long-term capital appreciation.

The Board of Directors, including all of its directors who are not” interested persons,” as that term is defined in the 1940 Act (the “Independent Directors”), has approved the Purchase and Sale Agreement (the “Purchase Agreement”) dated April 2, 2007 by and between the Company and AIG PineStar Capital II, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”), under which the Company would sell its investment interests in certain corporations and partnerships (the “Securities”) constituting substantially all of the Company’s non-cash assets. The Company then would distribute its assets and subsequently cease its existence.

The Securities are the Company’s investment interests in the following entities: Advanced Technology Ventures V, L.P., Brand Equity I, L.P., Brentwood Associates III, L.P., Broadview Capital Partners, L.P., Communications Ventures III, L.P., Friedman Fleischer & Lowe Capital Partners, L.P., Mayfield X, L.P., Mayfield X Annex, Mid-Atlantic Venture Fund III, L.P., Morgenthaler Venture Partners V, L.P., Quad-C Partners V L.P., Sevin Rosen Fund, L.P., Trinity Ventures VI, L.P., ClearOrbit, Inc., Mosaica Education, Inc., and Metrigen, Inc. (collectively, the “Portfolio Companies”)

The Board of Directors believes that selling the Securities, constituting substantially all of the Company’s assets, would be in the shareholders’ best interests. A copy of the proposed Purchase Agreement is attached to this Proxy Statement as APPENDIX A.

The Company has operated for approximately ten years and, as of March 30, 2007, had total distributions equal to approximately 76.67% of shareholders’ initial investment. Based on the Investment Adviser’s mid-term and long-term outlook for the performance of the Portfolio Companies over the remaining term of the Company, and the nature of the Company’s investment objective and policies, the Investment Adviser does not believe that the Company’s strategy of retaining the Securities in the expectation of the portfolio of companies owned by the Portfolio Companies either going public or being acquired is likely to produce favorable results for the foreseeable future.

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Therefore based on this conclusion, and the nature of the Company’s investment objective and policies, the Investment Adviser believes that the best foreseeable outcome for the shareholders at this time would be to liquidate the Company and distribute the resulting proceeds. The Investment Adviser also reported at the March 30, 2007 Board meeting that certain shareholders and their portfolio managers had expressed a desire to see the Company liquidate in order to take advantage of certain tax losses and reduce the administration associated with the investment. Since the Company is in its final year of operation, the Investment Adviser believes that the Asset Sale and liquidation (detailed in Proposal 2 below) would be appropriate at this time.

The sale of assets and the subsequent proposed liquidation of the Company detailed in Proposal 2 below, will allow shareholders to receive their proportionate share of the sale proceeds and the cash or cash equivalents held by the Company, net of expenses, of approximately $250 per share in the relatively near term. It will also allow shareholders to realize a substantial tax loss on their shares in the near term.

In September 2006, the Board of Directors instructed the Investment Adviser to explore strategic alternatives for the Company as a result of the Investment Adviser’s recommendation that it would be in the best interest of shareholders to do so. The Investment Adviser reported to the Board at meetings held on December 7, 2006, January 11, 2007, February 5, 2007 and March 9, 2007 concerning the steps being taken to determine the course of action it would recommend. Over a four month period, the Investment Adviser identified a list of fifteen potential candidates that might be expected to have an interest in purchasing the Securities. Representatives of the Investment Adviser, on behalf of the Company, held a number of discussions with these candidates to assess the level of interest of such parties in purchasing the Securities. Nine of the potential buyers received detailed information about the proposed transaction and submitted preliminary bids. In January 2007, after further discussions with such potential purchasers, the Company received three offers, including the best offer from Purchaser. The Company and Purchaser agreed to the terms of the Purchaser’s letter of intent, subject to the Company’s Board and shareholder approval, on January 29, 2007. The purchase price of the Securities is equal to approximately 100% of the aggregate valuation of the Securities owned by the Company, as reported by the Portfolio Companies as of September 30, 2006. The Purchaser has since completed legal and financial due diligence concerning the proposed asset purchase. On March 30, 2007 the Board of Directors held a special meeting and reviewed and analyzed the strategic, financial and legal considerations concerning the sale of the Securities constituting substantially all of the assets of the Company, the available alternatives to the proposed transaction with the Purchaser, and the Board’s fiduciary duties in connection with approving the transaction with the Purchaser and the fairness opinion expressed by the Company’s financial adviser with respect to the proposed transaction. Following a detailed discussion, the Board of Directors approved the sale of the Securities, constituting substantially all of the Company’s non-cash assets, to the Purchaser and determined that the sale to the Purchaser, the Purchase Agreement and the transactions contemplated by the Purchase Agreement, are in the best interests of the Company and its shareholders. The Board resolved to recommend that the shareholders approve the Asset Sale and the Purchase Agreement and authorized the Purchase Agreement to be signed. On April 2, 2007 the Purchase Agreement was signed, subject to approval of the shareholders of the Company.

Board’s Considerations.

In reaching its decision, the Board consulted with the Company’s Investment Adviser and considered a number of factors, including historical information concerning the portfolio composition, financial condition, performance, and prospects of the Portfolio Companies. In view of the complexity and wide variety of information and factors considered by the Board, the Board did not find it practical to quantify, rate or otherwise assign any relative or specific weights to the factors it considered. In addition, the Board did not reach any specific conclusion with respect to each of the factors it considered, or any aspect of any particular factor. Instead, the Board conducted an overall analysis of the factors it considered. In considering these factors, individual members of the Board may have given differing weight to different factors. The Board considered all these factors as a whole and concluded that these factors supported its decision.

In particular, the Board of Directors considered the following factors, which it viewed as supporting its decision to approve the Asset Sale:

•

the Board’s assessment of, among other things: (i) the Company’s overall performance to date; (ii) the prospects for achieving growth over the remaining term of the Company; (iii) the strategic alternatives available; (iv) the judgment of the Investment Adviser, based on the process undertaken to pursue strategic alternatives, that it was unlikely that any

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other party would make a proposal more favorable to the Company and its shareholders; (v) the desire of shareholders to get liquidity and (vi) the recommendation of the Asset Sale by the Investment Adviser;

•

the history and progress of the Company’s discussions with other parties, including the history of interests expressed by, and offers received from, other potential purchasers, and the view of the Board that further discussions with other potential purchasers were unlikely to result in a transaction that would be more favorable to the Company and its shareholders; and

•

the negotiations between the Company and the Purchaser and the belief of the Board that, based on the bid process, the sale price was the highest price that could be negotiated with the Purchaser and the best transaction reasonably available to the Company and its shareholders.

•

The Company received an opinion from its financial adviser [                ], to the effect that the Asset Sale is fair to the shareholders from a financial point of view (without giving effect to any impact of the Asset Sale on any particular shareholders other than in its capacity as a shareholder).

The Board also considered the following uncertainties and other risk factors in its deliberations concerning the transaction but concluded that they were outweighed by the potential benefits of the Asset Sale:

•

the inability to precisely determine whether the amount available for distribution to shareholders as a result of the Asset Sale and the cash or cash equivalents already held by the Company, would exceed any amount available for distribution to shareholders at the end of the Company’s term should it not sell substantially all of its assets;

•	the possibility that the Asset Sale may not be consummated;

•	the possibility that the parties may not be able to obtain all of the consents and approvals necessary to consummate the Asset Sale;

•	the fact that Purchaser has the right to terminate the Purchase Agreement under certain circumstances; and

•

the interest of the Investment Adviser in terminating its obligations to bear certain expenses of the Company, which expenses are estimated at approximately [$            ] for the Company’s fiscal year ending [October 31, 2007].

After carefully evaluating each of these factors, both positive and negative, the Board of Directors determined that the Purchase Agreement and the Asset Sale are in the best interests of the Company and its shareholders.

Approval of the Asset Sale is not contingent upon shareholder approval of the Company’s liquidation and dissolution.

Required Vote.

Under Maryland law and pursuant to the Company’s Articles of Incorporation, the affirmative vote of the holders of two-thirds of the outstanding shares of the Company entitled to vote thereon is needed to approve the Purchase Agreement and the sale of substantially all of the assets of the Company. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company will constitute a quorum. For purposes of the vote on the sale of assets and the Purchase Agreement, abstentions and broker non-votes will have the same effect as a vote against the sale of assets and the Purchase Agreement, but will be counted toward the presence of a quorum. Unless a contrary specification is made, an executed and returned proxy card will be voted FOR approval of the Asset Sale and the Purchase Agreement.

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Appraisal Rights of Shareholders Under Maryland Law.

If you do not wish to approve the Asset Sale, you have the right to dissent from the Asset Sale and to have an appraisal of the fair value of your shares conducted by a Maryland court of competent jurisdiction. Shareholders electing to exercise dissenters’ rights must strictly comply with the provisions of Sections 3-202 through 3-213 of the Maryland General Corporation Law (the “MGCL”) to perfect their rights. Sections 3-202 through 3-213 of the MGCL are attached to this Proxy Statement as APPENDIX B.

The following is intended as a brief summary of the material provisions of the Maryland statutory procedures required to dissent from the Asset Sale and perfect a shareholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Sections 3-202 through 3-213 of the MGCL.

If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

1.	You must deliver to the Company a written objection to the Asset Sale before or at the Meeting. Voting against or failing to vote for the Asset Sale by itself does not constitute a demand for appraisal within the meaning of Section 3-203.

2.	You must not vote in favor of the Asset Sale. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the sale of assets, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written objections to the Asset Sale.

3.	You must make a written demand on the Company for payment of the fair value of your shares within 20 days after the effective date of the Asset Sale. Your written demand must state the number and class of shares that you own.

If you fail to comply with any of these conditions, you will have no appraisal rights for your shares.

All written objections to the Asset Sale and demands for appraisal should be addressed to David R. Bailin, Co-Chief Executive Officer, Excelsior Private Equity Fund II, Inc., 225 High Ridge Road, Stamford, CT 06905. All demands for appraisal should be executed by, or on behalf of, the record holder of the shares. The demand must state the identity of the shareholder and the intention of the shareholder to demand appraisal of his or her shares.

Once you have filed a written demand seeking the fair value of your shares, you may not withdraw the demand without the Company’s consent. In addition, once demand is made, you cease to have any rights of a shareholder, including the right to receive dividends or distributions, if any, payable to the Company’s shareholders of record on a record date after the date of the Meeting. Your right will only be restored if:

•	the demand for payment is withdrawn;

•	a petition for appraisal is not timely filed;

•	a court determines that you are not entitled to the relief sought; or

•	the Asset Sale is abandoned.

After the receipt of a written demand, the Company may send you a written offer to pay what it considers to be the fair value for your common stock. If the Company does make an offer, a balance sheet and an income statement must accompany the offer.

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If within fifty days after the effective date of the Asset Sale, you and the Company do not reach an agreement on the value of your shares, either you or the Company may file a petition in any court of equity in Baltimore, Maryland asking the court for a finding and determination of the fair value of your shares. You will be entitled to receive an amount determined by the court as the fair value of your shares as of the close of business on the day the vote was taken at the Meeting, together with interest on such amount up to the date of such judgment by the court. You must surrender your shares in order to receive this payment. If the Company abandons the Asset Sale, your right as a dissenting shareholder to be paid the fair value of your shares will cease.

In view of the complexity of Sections 3-202 through 3-213, the shareholders who may wish to dissent from the Asset Sale and pursue appraisal rights should consult their legal advisors.

Summary of Purchase and Sale Agreement.

The following summarizes the material provisions of the Purchase Agreement. It does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Purchase Agreement, which is attached hereto as APPENDIX A. Shareholders are urged to read the Purchase Agreement in its entirety.

Assets Purchased by Purchaser. Purchaser will purchase substantially all of the non-cash assets of the Company. These assets include all of the Company’s investment interests in the Portfolio Companies.

Under the terms of the Purchase Agreement and assignment and assumption agreements referenced therein, Purchaser will assume all obligations relating to the Securities pursuant to the portfolio documents of each of the Portfolio Companies. Other than those obligations specifically assumed by it in the Purchase Agreement, Purchaser will not assume any of the Company’s liabilities or obligations. The Company’s remaining obligations are expected to be comprised solely of expenses in connection with the Asset Sale and, should Proposal 2 be approved, its liquidation and dissolution.

Purchase Price. The cash purchase price to be received by the Company will be $22,194,099 and is subject to certain adjustments in accordance with the terms of the Purchase Agreement (the “Base Purchase Price”). The final purchase price (the “Final Purchase Price”) to be received by the Company is: (i) the Base Purchase Price, less (ii) any distributions received after September 30, 2006 and prior to the closing date, plus (iii) any capital contributions, plus (iv) an amount equal to the selected distributions related to such Securities, with respect to which the Purchaser has exercised its option in accordance with the terms of the Purchase Agreement and that have been sold, transferred and assigned to the Purchaser at the closing, plus (v) an amount equal to the Earnout, if any.

The Closing of the Asset Sale. The closing of the Asset Sale is expected to occur upon the satisfaction or waiver of all of the conditions to each party’s obligations under the Purchase Agreement, or on another date as the parties mutually agree, but not later than July 16, 2007 or, if any condition is not satisfied by such date, the party whose obligations are subject to the condition being satisfied may extend the closing date for up to sixty days.

Representations and Warranties. Section III of the Purchase Agreement contains various representations and warranties the Company makes to Purchaser related to, among other things:

•	corporate organization and similar corporate matters;

•	authorization to execute and perform, and the enforceability of, the Purchase Agreement;

•	the absence of any conflict caused by the execution and performance of the Purchase Agreement;

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•	title to the Securities;

•	the truth and accuracy of all stated capital contributions and distributions stated in the Purchase Agreement;

•	the truth and accuracy of financial statements, to the Company’s knowledge, of the Portfolio Companies;

•	certain conduct in connection with the Securities;

•	the validity and binding effect of the Purchase Agreement;

•	the validity, to the Company’s knowledge, of the portfolio documents of the Portfolio Companies;

•	litigation;

•	the absence of any brokers;

•	no public offering of the Securities;

•	no reliance on the Purchaser; and

•	compliance with law.

Section IV of the Purchase Agreement contains representations and warranties made to the Company by Purchaser related to, among other things:

•	limited partnership organization and similar partnership matters;

•	authorization to execute and perform, and the enforceability of, the Purchase Agreement;

•	purchase for own investment and status as an accredited investor;

•	the validity and binding effect of the Purchase Agreement;

•	litigation;

•	ERISA plan asset matters;

•	the absence of any conflict caused by the execution and performance of the Purchase Agreement;

•	the absence of any brokers; and

•	compliance with law.

Conditions to Closing the Asset Sale. The parties’ obligation to close the Asset Sale is subject to the satisfaction or waiver of specific conditions, including:

•	all representations and warranties shall be true at the closing date;

•	an absence of litigation;

•	parties performed all their obligations under the Purchase Agreement;

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•	parties to have complied with all obligations under the assignment and assumption agreements and the portfolio documents of the Portfolio Companies.

•

all parties having executed and delivered to the other parties the Purchase Agreement and all ancillary agreements required by the Purchase Agreement, including the approval by each of the Portfolio Companies of the transfer of the Securities from the Company to Purchaser; and

•	the Company’s shareholders having approved the Purchase Agreement and Asset Sale.

Purchaser’s obligation to close the Asset Sale is also subject to the satisfaction or the waiver of specific conditions.

Indemnification and Survival of Representations and Warranties. Under Section VII of the Purchase Agreement, the representations and warranties of the parties may survive until the earlier of the final liquidating distribution of the Company’s assets to its shareholders or for eighteen months following the closing, except that the Company’s representations as to title to the Securities shall survive indefinitely. Notwithstanding any provision to the contrary in the Purchase Agreement, the Investment Adviser shall be jointly and severally liable with the Company with respect to any breach of representations as to title. Under Section VII, the Company has agreed to indemnify Purchaser and its affiliates, employees, partners and agents against all losses and expenses incurred in connection with:

•	any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in the Purchase Agreement or any related agreements or documents;

•	any failure by Company to perform any covenant or obligation under the Purchase Agreement or the assignment documents;

•	the ownership of the Securities by the Company prior to the closing date;

•	any liability, obligation or claim that may be made with respect to any non-assignable interest (if any); and

•	any excluded obligations.

Purchaser has agreed to indemnify the Company, its directors, employees and agents against all losses and expenses incurred in connection with:

•	any breach or inaccuracy of any representation, warranty, covenant or agreement made by Purchaser in the Purchase Agreement or any related agreements or documents;

•	the ownership of the Securities by Purchaser after the closing date; and

•	any failure by Purchaser to perform any of its obligations under the Purchase Agreement or portfolio documents.

No claim for indemnification may, however, be made by either the Company or Purchaser unless notice of such claim has been given by the Purchaser to the Company prior to the date when the Company notifies Purchaser that it has made a final liquidating distribution of its assets to its shareholders, except that the Company’s representation as to title of the Securities shall survive indefinitely.

Covenants. Pursuant to Section VIII of the Purchase Agreement, the Company has agreed to take or refrain from taking specific actions prior to the closing of the Asset Sale without the prior consent of Purchaser or as otherwise provided in the Purchase Agreement, including that the Company will:

•	permit Purchaser access to books and records in possession of the Company relating to Portfolio Companies;

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•	cooperate with Purchaser relating to tax matters;

•	pay all transfer taxes;

•	provide Purchaser with prompt notice regarding certain received distributions from the Portfolio Companies and to hold such for the account of Purchaser;

•	provide Purchaser with notice of any notice received that would affect the Asset Sale;

•	conduct its business with regards to the Securities in the usual manner and in accordance with applicable laws;

•	not dispose, liquidate, mortgage or sell, or create or permit to exist any lien on, any of the Securities;

•	not consent to amend or modify any of the portfolio documents of the Portfolio Companies;

•	not make any voluntary capital contributions or fail to make any required capital contributions to any of the Portfolio Companies;

•	not cause Purchaser to incur a penalty or other specified consequence under any of the portfolio documents of the Portfolio Companies;

•	not solicit any other inquiry or proposal relating to the Securities and not disclose the terms of the asset transactions to any other party, except under limited circumstances; and

•	diligently seek to obtain all consents required to transfer the Securities to Purchaser.

Pursuant to Section VIII of the Purchase Agreement, Purchaser has agreed to take or refrain from taking specific actions prior to the closing of the Asset Sale without the prior consent of the Company or as otherwise provided in the Purchase Agreement, including that Purchaser will provide prompt notice to the Company of any matter which would cause any material change with respect to any representations or warranties made by Purchaser under the Purchase Agreement.

Termination of the Purchase Agreement. The Purchase Agreement may be terminated and the transactions contemplated by it abandoned before the closing pursuant to the mutual written consent of both the Purchaser and Company at any time prior to the closing for any reason. The Purchase Agreement may also be terminated by written notice of the Company or Purchaser (i) in the event of a material breach by the other party, as applicable, of any representation, warranty, covenant, agreement or indemnity contained in the Purchase Agreement which has not been cured within thirty (30) days after written notice of such breach is given to the party committing the breach by the non-breaching party, or (ii) if the closing has not occurred by July 16, 2007 (or otherwise extended pursuant to the Purchase Agreement).

Expenses. The Company and Purchaser are required to pay their own legal, accounting, out-of-pocket and other expenses incurred in connection with the Purchase Agreement, except that if the closing does not take place because the Company is unable to obtain its shareholders’ approval, the Company shall reimburse Purchaser for its costs and expenses up to a maximum amount of $150,000. In the event the Company is unable to obtain an approval to transfer any Securities and elects to not proceed with the closing, then the Company shall reimburse the Purchaser for all of the Purchaser’s reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Purchaser in connection with the transaction contemplated by the Purchase Agreement. The Company shall bear any costs, fees and expenses payable to the Portfolio Companies in connection with the assignments of the Securities to Purchaser.

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Ongoing Operations/Use of Proceeds. Subject to the approval of the shareholders, the Company plans to liquidate and dissolve the Company and to distribute the proceeds of the Asset Sale purchase to the shareholders (see Proposal 2 below).

Accounting Treatment of the Asset Sale.

The Asset Sale will be accounted for as a sale of the Company’s Securities.

Federal Income Tax Considerations.

The Asset Sale will be treated as a sale for tax purposes which will result in gain or loss depending upon the Company’s tax basis in each asset and the proceeds allocated thereto. From the perspective of shareholders, the subsequent liquidation will be treated for U.S. tax purposes as a sale of shares in the Company, and it is anticipated that shareholders will incur a loss for such purposes of approximately $327.33 per share (see Proposal 2: Adoption of Plan to Liquidate and Dissolve the Company—Federal Income Tax Considerations). The Company encourages its shareholders to contact their own tax advisors.

Interests of the Directors and Executive Officers in Asset Sale.

No executive officers and two (2) directors own shares of common stock of the Company. They will receive the same per share distribution, if any, as any other shareholder. (See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”)

The Company’s Board of Directors Unanimously Recommends that Shareholders Vote “FOR” Proposal 1 to Sell Substantially All of the Assets of the Company and to Enter into the Purchase Agreement.

PROPOSAL 2: ADOPTION OF PLAN TO LIQUIDATE AND DISSOLVE THE COMPANY

Background.

The Company’s investment objective is to achieve long-term capital appreciation by investing in private later-stage venture capital and private middle-market companies and in certain venture capital, buyout and private equity funds that the Investment Adviser believes offer significant long-term capital appreciation.

The Board of Directors, including all the Independent Directors, has approved the Plan, under which the Company would be liquidated, and its assets distributed on a pro rata basis after payment of all of the Company’s expenses, as soon as possible following shareholder approval of the proposed liquidation. Liquidation of the Company will allow shareholders to receive their proportionate share of the proceeds of the Asset Sale and its cash remaining after providing for its liabilities.

The Board of Directors believes that liquidating the Company’s assets and terminating its existence would be in the shareholders’ best interests because of the reasons set forth in Proposal 1 above and because, should Proposal 1 be approved and adopted by the shareholders, the Company will sell substantially all of its assets. A copy of the proposed Plan is attached to this Proxy Statement as APPENDIX C.

Board’s Considerations.

In evaluating the proposed liquidation and dissolution of the Company, the Board of Directors considered the Investment Adviser’s mid-term and long-term outlook for the Portfolio Companies, the nature of the Company and alternatives to the liquidation and concluded that it is in the best interests of the Company and Company shareholders to liquidate the Company.

After discussing the history and current status of the Company and alternative courses of action, together with the factors set forth in Proposal 1 above, on March 30, 2007 the Board of Directors unanimously adopted a resolution that declares that the

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dissolution of the Company is advisable and in the best interests of shareholders and, subject to the approval of the Plan by shareholders, authorized the orderly liquidation and dissolution of the Company. The Board of Directors, including all of the Independent Directors, adopted the Plan and directed that the Plan be submitted for consideration by the Company’s shareholders. If (a) the Plan is approved by the requisite shareholder vote and (b) the Company’s Board determines, in its sole discretion, that the Company has sufficient liquid assets to meet its existing and anticipated liabilities, the Company’s assets will be liquidated in accordance with law and on such terms and conditions as are determined to be reasonable and in the best interests of the Company and its shareholders in light of the circumstances in which they are sold, and the Company will file Articles of Dissolution with the State of Maryland. Shareholders will receive their proportionate cash interest of the net distributable assets, if any, of the Company upon liquidation. Approval of the liquidation and dissolution is contingent upon shareholder approval of the Asset Sale

Required Vote Under Maryland law and pursuant to the Company’s Articles of Incorporation.

The affirmative vote of the holders of two-thirds of the outstanding shares of the Company entitled to vote thereon is needed to approve the liquidation and dissolution of the Company. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company will constitute a quorum. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. Unless a contrary specification is made, an executed and returned proxy card will be voted FOR approval of the Plan. Notwithstanding the approval of the Plan by shareholders, the Board of Directors, in its sole discretion, must determine that the Company has sufficient liquid assets to meet its existing and anticipated liabilities prior to the liquidation of the Company’s assets. While it is expected that the Company will be able to identify all of its liabilities shortly after the Company’s shareholders approve the Plan, should any unanticipated liabilities arise, the Company is currently unable to estimate with precision the costs of resolving such liabilities and exactly when such liabilities would be resolved. Consequently, the amounts set forth under “Distribution Amounts” below are for illustrative purposes only. If any such liabilities should arise, the Company will not liquidate until the Board of Directors determines, in its sole discretion, that the Company has sufficient liquid assets to meet such liabilities.

Summary of Plan of Liquidation and Dissolution.

The following summarizes the material provisions of the Plan. It does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as APPENDIX C. Shareholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Company’s Activities. The Plan will become effective only upon its adoption and approval by the shareholders of the Company (the “Plan Effective Date”). Following the Plan Effective Date, the Company (i) will cease to invest its assets in accordance with its investment objective and will, as soon as reasonable and practicable after the Plan Effective Date, complete the Asset Sale in accordance with Proposal 2, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (see the Plan, Sections 1-2, 5 and 12).

Closing of Books and Restriction on Transfer of Shares. The proportionate interests of shareholders in the assets of the Company will be fixed on the basis of their holdings on the Plan Effective Date. On such date, the books of the Company will be closed. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the law of the State of Maryland or otherwise, the shareholders’ respective interests in the Company’s assets will not be transferable by the negotiation of share certificates.

Liquidation Distributions. The distribution of the Company’s assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Company. The first distribution of the Company’s assets (the “First Distribution”) is expected to consist of cash representing substantially all of the assets of the Company, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Company on the Company’s books on the First Distribution date, and (b) liabilities not on the books of the Company on the First Distribution date that the Board of Directors reasonably deems to exist against the assets of the Company. If all remaining liabilities can be reasonably determined there will be only one final

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distribution. A second distribution (the “Second Distribution”), if necessary, will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Company under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Company. It is presently anticipated that there will only be one distribution, with a notice to shareholders, within 15 days after the closing of the Asset Sale. In the unlikely event that a Second Distribution is required it will occur no earlier than three years from the date of the original distribution and notice to shareholders.

All shareholders will receive information concerning the sources of the liquidating distribution (see the Plan, Section 7). Shareholders who hold shares on account will not be required to take any action to receive liquidated proceeds. Shareholders holding share certificates should consider arranging with the Company’s transfer agent the return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent’s name and address is PFPC Inc., which is located at 760 Moore Road, King of Prussia, PA 19406. The transfer agent can be reached at (610) 382-7996. All monies not paid to shareholders due to non-surrender of share certificates will eventually be escheated to the State of Maryland 60 days after any final distribution. Shareholders may return their share certificates up until the date that monies are escheated to the State of Maryland.

Expenses of Liquidation and Dissolution. The Company shall bear all of the expenses incurred by it in carrying out this Plan. (see the Plan, Section 8).

Continued Operation of the Company. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without shareholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Company and its shareholders, as may be necessary or appropriate to effect the marshalling of Company assets and the dissolution, complete liquidation and termination of existence of the Company, and the distribution of its net assets to shareholders in accordance with the law of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, without shareholder approval, prior to the filing of Articles of Dissolution with the Maryland State Department of Assessments and Taxation if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Company and its shareholders (see the Plan, Sections 9 and 10). However, it is the Board of Directors’ current intention to liquidate and dissolve the Company as soon as practicable.

If both the Asset Sale detailed in Proposal 1 and the liquidation and dissolution of the Company are not approved by the shareholders, the Company will continue to operate as a business development company under the 1940 Act in accordance with its investment mandate. If the Asset Sale is approved by the shareholders, but the liquidation and dissolution is not, then the Company would continue in existence but hold its assets in the form of cash or cash equivalents pending its ultimate liquidation in [            ] under the terms of its Certificate of Incorporation.

Impact of the Plan on the Company’s Status under the 1940 Act. On the Plan Effective Date, the Company will cease doing business as a business development company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission, after the liquidation and distribution of the Company’s assets, will issue an order approving the deregistration of the Company if the Company is no longer doing business as a business development company. Accordingly, the Plan provides for the eventual cessation of the Company’s activities as a business development company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (see the Plan, Sections 1, 2, 9 and 11).

Until the Company’s deregistration under the 1940 Act becomes effective, the Company, as a business development company, will continue to be subject to and will comply with the 1940 Act.

Appraisal Rights. Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (see the Plan, Section 14). However, shareholders are entitled to appraisal rights in connection with the Asset Sale. (See “Proposal 1: The Asset Sale and Purchase and Sale Agreement—Appraisal Rights of Shareholders” on page 8).

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Distribution Amounts.

The proceeds of the sale of the Asset Sale, together with the cash held by the Company are estimated at $49.1 million, or $250.69 per share. The amounts to be distributed to shareholders of the Company upon liquidation will be reduced by any remaining expenses of the Company, the expenses of the Company in connection with the liquidation and Asset Sale, as well as any costs incurred in resolving any claims that may arise against the Company. Since the fees and expenses of the Company are subject to fee waiver and expense reimbursement arrangements with its Investment Adviser, it is not anticipated that the Company will actually pay all of the expenses associated with the liquidation. Any expenses incurred outside of the scope of these arrangements will be funded from the cash assets of the Company and will reduce the amount available for distribution to shareholders. Upon distribution, the Company will provide shareholders with information on how the distribution amount was calculated, including a breakdown of any categories of major expenses.

Federal Income Tax Consequences.

From the perspective of shareholders, the liquidation will be treated for U.S. tax purposes as a sale of shares in the Company. It is anticipated that shareholders will incur a loss for such purposes of approximately $327.33 per share. A shareholder that is subject to federal income taxation will recognize gain or loss measured by the difference between the liquidation distributions received and the shareholder’s basis in Company shares. The net amount of capital gain, if any, recognized by an individual shareholder in respect of shares held for more than one year generally will be subject to taxation at a reduced rate. If the shareholder has capital losses derived from the deemed sale of its shares, or from other transactions, those losses must be applied to reduce capital gains, and to that extent may reduce amounts otherwise eligible for taxation at a reduced rate. Capital losses generally may not be applied to reduce ordinary income, subject to a limited exception applicable to individual shareholders. The Company encourages its shareholders to contact their own tax advisors.

Procedure for Dissolution under Maryland Law.

After the Plan Effective Date, pursuant to the MGCL and the Company’s Articles of Incorporation and Bylaws, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Company will be legally dissolved, but thereafter the Company will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Company was organized. The Board of Directors shall manage the business and affairs of the Company for the purposes of completing the Company’s liquidation unless and until a court appoints a receiver.

Interests of the Directors and Executive Officers in the Liquidation and Dissolution.

No executive officers and two directors own shares of common stock of the Company. They will receive the same per share distribution, if any, as any other shareholder. (See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”).

The Company’s Board of Directors Unanimously Recommends that Shareholders Vote “FOR” Proposal 2 to Liquidate and Dissolve the Company.

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VOTING INFORMATION

Record Date. Only shareholders of record at the close of business on April 3, 2007 will be entitled to vote at the Meeting. On that date, the number of outstanding shares of the Company was [            ]. All shares of the Company will vote in the aggregate.

You should send your proxy in by one of the following methods.

1. Complete, sign and return the enclosed proxy card promptly in the postage-paid envelope.

2. Call the toll free number listed on the enclosed proxy card. Enter the control number on the enclosed proxy card and follow the telephone instructions.

3. Use the Internet at www.proxyvote.com. Enter the control number on the enclosed proxy card and follow the instructions on the website.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED THEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE FOR THE APPROVAL OF THE ASSET SALE AND TO VOTE FOR THE APPROVAL OF THE PLAN.

In accordance with Section 2-507 of the MGCL, shareholders may authorize the persons named as proxies to vote their shares by telephone, telecopier or other electronic means, including the Internet.

Quorum. A quorum is constituted with respect to the Company by the presence in person or by proxy of the holders of more than 50% of the outstanding shares entitled to vote. For purposes of determining the presence of a quorum, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), will be treated as shares that are present at the Meeting but that have not been voted. Because each of the proposals requires the affirmative vote of two-thirds of the Company’s outstanding shares, abstentions and broker “non-votes” have the effect of a vote against a proposal.

In the event that a quorum is not present at the Meeting (or at any adjournment thereof) or in the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies, or their substitutes, may propose and vote for one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares that are represented at the Meeting in person or by proxy. If a quorum is not present, all proxies will be voted in favor of adjournment. However, if a quorum is present at the Meeting but it appears that one or more proposals may not receive shareholder approval, the persons named as proxies may propose an adjournment of the Meeting.

For an adjournment to occur, sufficient votes to adjourn must be voted in favor of adjournment. The persons named as proxies will vote the following shares in favor of adjournment:

•	all shares for which they are entitled to vote in favor of (i.e., “FOR”) any of the proposals that will be considered at the adjourned meeting; and

•	abstentions.

The persons named as proxies will vote the following shares against adjournment:

•	all shares for which they must vote “AGAINST” all proposals that will be considered at an adjourned meeting.

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A shareholder vote may be taken with respect to the Company on any (but not all) of the proposals prior to any such adjournment as to which sufficient votes have been received for approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 12, 2007, certain beneficial owners, the directors, the executive officers and the directors and executive officers as a group held of record the following shares. Except as set forth below, to the Company’s knowledge and based solely on a review of Forms 13D and 13G filed with the Securities and Exchange Commission (or the lack of such filings, as the case may be), no other person beneficially owned more than 5% of the Company’s shares.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	United States Trust Company, National Association	152,927 shares(2)	78.13
	John C. Hover II	0	*
	Victor F. Imbimbo, Jr.	0	*
	Gene M. Bernstein	200 shares (3)	*
	Stephen V. Murphy	125 shares	*
	Raghav V. Nandagopal(4)	0	*
	David R. Bailin	0	*
	Directors and executive officers as a group (7 persons)	330 shares	*

*	Less than one percent.
(1)	The address for all, except Raghav V. Nandagopal, is c/o United States Trust Company, National Association, 114 West 47th Street, New York, NY 10036-1532.
(2)	United States Trust Company, National Association has sole or shared votes and/or investment power over all of such shares which are beneficially owned by its clients. United States Trust Company, National Association disclaims beneficial ownership of all such shares.
(3)	Includes 100 shares beneficially owned by Mr. Bernstein’s wife for which Mr. Bernstein disclaims beneficial ownership.
(4)	The address for Raghav V. Nandagopal is c/o UST Advisers, Inc., 225 High Ridge Road, Stamford, CT 06905.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Company’s directors and executive officers and any persons holding more than 10% of the Company’s outstanding shares are required to report their ownership of the Company’s shares and any changes in ownership of the Company’s shares to the Company and the Securities and Exchange Commission. To the best of the Company’s knowledge, these filings have all been satisfied by the Company’s directors and executive officers. Certain filings made by the Investment Adviser, The Charles Schwab Corporation and United States Trust Company, National Association were not filed in a timely manner.

OTHER MATTERS

Shareholder proposals intended for inclusion in the Company’s Proxy Statement in connection with the Company’s 2008 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), must be received by the Company at the Company’s principal executive offices by October 27, 2007. In order for proposals made outside of Rule 14a-8 under the Securities Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under

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the Securities Act, such proposals must be received by the Company at the Company’s principal executive offices not later than January 10, 2008. Any shareholder who wishes to submit a proposal for consideration at a meeting of shareholders should send such proposal to the Company at: c/o UST Advisers, Inc., 225 High Ridge Road, Stamford, CT 06905, Attention: [                        , Secretary.]

No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, the persons named in the enclosed proxy card will vote thereon according to their best judgment in the interests of the Company.

Only one Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon request a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders can notify the Company that they would like to receive a separate copy of the Proxy Statement by submitting a request in writing to the Company at: c/o UST Advisers, Inc., 225 High Ridge Road, Stamford, CT 06905, Attention [                        , Secretary,] or via telephone at (203) 352-4497. Shareholders sharing an address and receiving multiple copies of proxy statements may request to receive a single copy by contacting the Company as set forth above.

ADDITIONAL INFORMATION

Business Overview. The Company is a non-diversified, closed-end management investment company operating as a business development company under the 1940 Act. The Company’s investment objective is to achieve long-term capital appreciation by investing in private later-stage venture capital and private middle-market companies and in certain venture capital, buyout and private equity funds that the Investment Adviser believes offer significant long-term capital appreciation. During fiscal 2006, the Company distributed a total of [$            ] per share to investors, bringing the total amount distributed to investors to date up to [    %] of their original investment.

Investment Adviser. UST Advisers, Inc. (“USTA”) which has its principal offices at 225 High Ridge Road, Stamford, Connecticut 06905, is a Delaware corporation and registered investment adviser. USTA is a wholly-owned subsidiary of United States Trust Company, National Association (“USTNA”). USTNA is a wholly-owned subsidiary of U.S. Trust Corporation (“U.S. Trust”), a registered bank holding company, which has its principal offices at 114 West 47th Street, New York, New York 10036-1532, and which is, in turn, a wholly-owned subsidiary of The Charles Schwab Corporation (“Schwab”), which has its principal offices at 120 Kearney Street, San Francisco, California 94108. Charles R. Schwab is the founder, Chairman and a director and significant shareholder of Schwab. As a result of his positions and share ownership, Mr. Schwab may be deemed to be a controlling person of Schwab and it subsidiaries. On October 31, 2006, USTA had approximately $12.5 billion in aggregate assets under management.

On November 20, 2006 Schwab announced an agreement to sell U.S. Trust, a wholly-owned subsidiary of Schwab, to the Bank of America Corporation (the “Sale”). The Sale of U.S. Trust includes all of U.S. Trust’s subsidiaries, including USTA. The Sale is subject to Federal Reserve Board and other regulatory approvals, as well as, in the case of Bank of America’s obligation to complete the Sale, the approval of a new investment advisory agreement for the Company with USTA.

Administrator. PFPC Inc., which is located at 103 Bellevue Parkway, Wilmington, DE 19809, is the administrator for the Company.

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Other. The Company does not currently employ a principal underwriter.

Officers. Officers of the Company are elected by the directors and hold office until they resign, or are removed or are otherwise disqualified to serve. The following table sets forth certain information about the Company’s officers:

Name, Age and Address	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Page 5 Years and Other Affiliations
David R. Bailin, 47 United States Trust Company, National Association 114 W. 47th Street New York, NY 10036	Co-Chief Executive Officer	Since December 2006	Mr. Bailin is Managing Director and head of Alternative Investments Group of USTNA, Prior to joining USTNA, in August, 2006, Mr. Bailin founded and worked at Martello Investment Management LLC (2002 - 2006). From 2000-2002, Mr. Bailin was Chief Operating Officer and Partner of Violy, Byorum and Partners, LLC. Prior to that, he was an Executive Vice resident at two hedge fund companies, Ellington Management Group (1998-2000) and John W. Henry & Co., (1995-1998).

Raghav V. Nandagopal, 44 UST Advisers, Inc. 225 High Ridge Road Stamford, CT 06905	Co-Chief Executive Officer	Since June 2005	Mr. Nandagopal is a Senior Vice President of USTNA. Prior to joining USTNA (or its affiliates), Mr. Nandagopal held positions at McKinsey & Company and AT&T Capital.

[ ]	Treasurer	[ ]	[ ]

Joan Hoffman United States Trust Company, National Association 114 W. 47th Street New York, NY 10036	Chief Compliance Officer	Since January 2007

Ms. Hoffman is the Managing Director and Head of Compliance, USTNA (August 2004 to present) and Chief Compliance Officer of the Excelsior Investment Funds; Managing Director, Regulatory

Relationships, Operational Risk

Management and Cross Product Service (March 2002 to July 2004) and Global Risk Manager (7/98 to 3/02), Deutsche Bank.

All officers of the Company are employees and/or officers of the affiliates of the Investment Adviser.

20

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet	*To vote by Telephone*	*To vote by Mail*
• Read the Proxy Statement and have this card at hand • Log on to www.proxyweb.com • Follow the on-screen instructions • Do **not** mail this proxy card	• Read the Proxy Statement and have this card at hand • Call toll-free at 1-888-221-0697 • Follow the recorded instructions • Do **not** mail this proxy card	• Read the Proxy Statement • Check the appropriate boxes on this proxy card • Sign, date and return this proxy card • Mail your completed proxy card in the enclosed envelope

PROXY TABULATOR P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

To vote by Telephone

To vote by Mail

Read the Proxy Statement and have this card at hand

Read the Proxy Statement and have this card at hand

Read the Proxy Statement

Log on to www.proxyweb.com

Call toll-free at 1-888-221-0697

Check the appropriate boxes on this proxy card

Follow the on-screen instructions

Follow the recorded instructions

Sign, date and return this proxy card

Do not mail this proxy card

Do not mail this proxy card

Mail your completed proxy card in the enclosed envelope

PLEASE DO NOT VOTE USING MORE THAN ONE METHOD

DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

EXCELSIOR PRIVATE EQUITY FUND II, INC. (THE “COMPANY”)

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [JUNE 22, 2007]

This proxy is solicited by the Board of the Company to use at a Special Meeting of Shareholders to be held on [June 22, 2007], at [__] a.m. (Eastern

Standard Time), at the offices of the United States Trust Company, National Association, 225 High Ridge Road, Stamford, CT 06905.

The undersigned hereby appoints [            ] and [            ], and each of them, with full power of substitution, as proxies of the undersigned, to vote at the above-stated special meeting, and at all adjournments or postponements thereof, all shares in the Company held of record by the undersigned on April 3, 2007, the record date for the meeting, upon the matters listed on the reverse side and upon any other matter that may come before the meeting, in their discretion.

Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as

GRANTING authority to vote FOR the Asset Sale and to vote FOR the approval of the Plan pursuant to which the Company will be liquidated and dissolved.

The proxies are authorized, in their discretion, to vote on any other business which may properly come before the meeting and any adjournments thereof. The proxies shall vote on adjournment in the manner contemplated by the Proxy Statement.

Date

Signature(s) (Title(s), if applicable)

(Sign in the Box)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

If this proxy is properly executed and received by the Company prior to the Meeting, the shares in the Company represented hereby will be voted in the manner directed on this proxy card. If no directions are given, this proxy will be voted “FOR” each of the matters set forth on this proxy card, and at the discretion of the proxies on other matters that may properly come before the Meeting.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. X

PLEASE DO NOT USE FINE POINT PENS.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

FOR

AGAINST

ABSTAIN

Proposal 1: Approval of the Asset Sale

[__]

[__]_

[__]

Proposal 2: Approval of Plan Pursuant to which the Company will be Liquidated and Dissolved

FOR

AGAINST

ABSTAIN

[__]

[__]

[__]

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

EXECUTION COPY

APPENDIX A

PURCHASE AND SALE AGREEMENT

AIG PineStar Capital II, L.P.

(as the Purchaser)

and

EXCELSIOR PRIVATE EQUITY FUND II, INC. (as the Seller)

Dated as of April 2, 2007

(i)

(ii)

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”), dated as of April 2, 2007 is between AIG PineStar Capital II, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”), and Excelsior Private Equity Fund II, Inc., a Maryland corporation (the “Seller”) and UST Advisers, Inc. (the “USTA”).

BACKGROUND

The Seller owns and desires to sell to the Purchaser the Securities held by the Seller in the portfolio companies listed in Exhibit A (each referred to individually as a “Portfolio Company”, and collectively as the “Portfolio Companies” in this Agreement).

The Purchaser desires to acquire the Securities, on the terms and conditions set forth in this Agreement.

THEREFORE, the parties agree as follows:

SECTION I

DEFINITIONS

1.01 Definitions. Except as otherwise expressly provided or unless the context otherwise requires, capitalized terms are used in this Agreement as defined in this Section 1.01:

“Alternative Proposal” shall mean any inquiry, proposal or offer from any person relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of all of the Securities, in each case other than the transactions contemplated by this Agreement.

“Approvals” shall have the meaning set forth in Section 3.02.

“Acquisition Agreement” shall have the meaning set forth in Section 9.03(b)

“Assignment Document” shall have the meaning set forth in Section 2.01.

“Base Purchase Price” shall mean, with respect to the Securities of any Portfolio Company, the amount set forth opposite the name of such Portfolio Company in the “Purchase Price Allocation” column of Exhibit A hereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable law to be closed in The City of New York.

“Capital Commitment” means, with respect to each Portfolio Company, all obligations of the Seller pursuant to the applicable Portfolio Documents to make capital contributions to such Portfolio Company and to pay management fees and other fees and expenses to such Portfolio Company or the general partner or manager thereof.

“Capital Contributions” shall mean with respect to the Securities of any Portfolio Company, all obligations and liabilities of the Seller pursuant to the relevant Portfolio Documents to make capital contributions, including contributions for management fees, to such Portfolio Company or the general partners or managers thereof, that have been paid or deemed to have been paid by Seller (in all cases, other than any amounts paid or deemed paid on account of tax liabilities of the Seller attributable to the ownership of the Seller of such Securities for the periods prior to the Closing Date).

“Closing” shall have the meaning set forth in Section 2.03.

“Closing Date” shall have the meaning set forth in Section 2.03.

“Closing Option” shall have the meaning set forth in Section 2.03.

“Closing Option Payments” shall have the meaning set forth in Section 9.06.

“Code” means the Internal Revenue Code of 1986, as amended.

“Distributions” shall mean, with respect to Securities of any Portfolio Company, without duplication, (i) all proceeds, from the sale, assignment, transfer, conversion, exchange, redemption, exercise, repayment, waiver, release, compromise, settlement or satisfaction of the interest paid or made (or deemed paid or made) to the Seller, and (ii) all distributions, dividends, interest and payments of cash, securities or other property declared, paid or made (or deemed paid or made) to the Seller with respect to or in connection with such Securities. The value of all Selected Distributions and other “in-kind” payments, dividends or other distributions received by the Seller from the relevant Portfolio Company shall be the value assigned thereto as of the date of distribution by the relevant general partner or manager. For purposes of this definition, the amount of Distributions shall be determined prior to the deduction of any withholding or other tax with respect thereto.

“Earnout” shall have the meaning set forth in Section 2.02.

“Effective Date” shall mean September 30, 2006.

“Excluded Obligations” shall mean (i) any liabilities arising from the Seller’s breach of the representations, warranties or covenants made in any of the Portfolio Documents or the Assignment Documents or the certificate delivered pursuant to Section 5.04, (ii) any liabilities for taxes owed by the Seller arising with respect to any Securities prior to the Closing, or attributable to the sale by the Seller of any Securities pursuant to this Agreement, (iii) any obligation of the Seller to disgorge, in whole or in part, or otherwise reimburse or pay to the relevant Portfolio Company or any other person any distributions received with respect to any Securities on or prior to the Effective Date, whether such return shall be effected by repayment, or by deduction from the Seller’s or the Purchaser’s capital account, or set-off against any subsequent distribution, or otherwise and (iv) any liabilities of Seller as the owner of any Securities occurring or otherwise attributable to the period on or prior to the Effective Date.

“Final Liquidation Date” shall mean the date of the final liquidating distribution of the Seller’s assets to its shareholders.

“Final Purchase Price” shall mean, with respect to Securities of each Portfolio Company, (i) the Base Purchase Price, less (ii) any Distributions received after the Effective Date and prior to the Closing Date, plus (iii) any Capital Contributions paid after the Effective Date and prior to the Closing Date, plus (iv) an amount equal to the Selected Distributions related to such Securities, with respect to which the Purchaser has exercised its option pursuant to Section 2.02(c) below and that have been sold, transferred and assigned to the Purchaser at the Closing, plus (v) an amount equal to the Earnout, if any.

“Indemnitee” shall have the meaning set forth in Section 7.02(c).

“Indemnitor” shall have the meaning set forth in Section 7.02(c).

“Investment Liens” means the restrictions on the Securities set forth in each Portfolio Document.

“Lien” shall mean any lien, pledge, claim, security interest, encumbrance, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise.

“Material Adverse Effect” means any event, change, circumstance, effect or state of facts that is or could reasonably be expected to be materially adverse to (i) the business, operations, assets, financial condition, results of operations or liabilities of any Portfolio Company or to the value of any Securities or (ii) the ability of the Seller to perform its obligations under this Agreement or the Assignment Documents or to consummate the transactions contemplated hereby or thereby, including as a consequence of any material impediment, interference or delay.

“Non-Assignable Interest” shall have the meaning set forth in Section 2.03(b).

“Notice of Superior Offer” shall have the meaning set forth in Section 9.03.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Portfolio Company” and “Portfolio Companies” shall have the meaning set forth in the recitals.

“Portfolio Documents” means all of the documents and agreements (together with all amendments thereto and/or restatements thereof) entered into by, or assigned to, the Seller in connection with Seller’s purchase or ownership of, or right or obligation with respect to, the Securities currently in effect, which govern the rights, preferences or privileges of the Securities, or the rights or obligations of the holders of the Securities, including, but not limited to, each Portfolio Company’s most recent organization documents, limited partnership agreements, charter and any stock purchase agreement, subscription agreements, stockholder rights agreements, investor rights agreements, preemptive rights agreements, co-sale agreements, registration rights agreements, voting agreements or similar types of agreements or side letters (each as in effect as of the Closing Date).

“Purchaser Indemnitees” shall have the meaning set forth in Section 7.02(a).

“Right of First Refusal” means any right by any Portfolio Company or any third party to purchase any of the Securities owned by the Seller arising out of, related to, or in connection with, the execution of this Agreement or the transactions contemplated hereby, including, but not limited to, any rights of first refusal and/or rights of first offer.

“ROFR Securities” shall have the meaning set forth in Section 2.02(d).

“Securities” shall have the meaning set forth in Section 2.01.

“Securities Act” shall have the meaning set forth in Section 4.05.

“Selected Distribution” shall have the meaning set forth in Section 2.02(c).

“Seller Adverse Recommendation Change” shall have the meaning set forth in Section 9.03.

“Seller Indemnitees” shall have the meaning set forth in Section 7.02(b).

“Shareholder Consent” shall have the meaning set forth in Section 3.02.

“Superior Offer” shall mean an unsolicited bona fide written offer by a third party to enter into a purchase of all of the Securities that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the board of directors of the Seller determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its board of directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is more favorable, from a financial point of view, to the Seller’s shareholders than the terms of this Agreement (including any changes to the financial terms of this Agreement proposed by the Seller in response to such offer or otherwise); and (y) is reasonably capable of being consummated, taking into account all financial, legal, regulatory and other aspects of such proposal.

“Third Party Claim” shall have the meaning set forth in Section 7.02(c).

“Transfer Taxes” means all stamp, transfer, documentary, sales and use, value added, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement.

SECTION II

PURCHASE AND SALE OF SECURITIES

2.01 Sale of the Securities. On the Closing Date, subject to the terms and conditions of this Agreement, (i) the Seller agrees to sell, assign, transfer and deliver to the Purchaser all of the debt instruments, limited partnership interests and capital stock (including but not limited to common stock, preferred stock, warrants and options of the Portfolio Companies described on Exhibit A hereto owned by the Seller, in each case, as may have been adjusted to date to account for stock splits, stock dividends, conversions, subdivisions, combinations, reclassifications, recapitalization and/or similar transactions (the “Securities”) and all of Seller’s right, title and interest in and to the related Portfolio Documents, and (ii) the Purchaser agrees to purchase such Securities from the Seller, and to assume the Seller’s obligations under the relevant Portfolio Documents from and after the Closing Date, other than the Excluded Obligations. For the avoidance of doubt, the Seller shall not be obligated to sell, assign, transfer or deliver to the Purchaser, and the Purchaser shall not be obligated to purchase, or assume any obligation with respect to, any Non-Assignable Interest. The Seller agrees to deliver, with respect to each of the Securities and the related Portfolio Documents that are being transferred and assigned at Closing, the following as applicable, (A) an irrevocable stock power and allonge substantially in the form attached as Exhibit B-1 and Exhibit B-2 respectively, (B) an assignment and assumption agreement substantially in the form attached as Exhibit C or in such other form as is approved by the applicable Portfolio Company, and (C) such other instruments as are reasonably required by the Portfolio Companies in order to effect the transfer of the Securities (each of such irrevocable stock powers, assignment and assumption agreements and all such other instruments and agreements delivered in connection herewith being referred to herein as an “Assignment Document”). The Securities and the related Portfolio Documents shall be sold by the Seller free and clear of all Liens, other than Investment Liens set forth in Section 3.05 of the Schedule of Exceptions, and restrictions under federal and state securities laws.

2.02 Purchase Price.

(a) On the Closing Date, in full consideration of the sale by the Seller of the Securities, the Purchaser shall pay to the Seller the Final Purchase Price, except for any adjustment related to the Earnout, if such adjustment is not yet determinable.

(b) Earnout

The amount of the “Earnout,” if any, shall be calculated pursuant to the following formula (the “Earnout”):

$558,000        X        (A-B)/$1,800,000

Where:

“A” = The aggregate amount received by the Seller from Morgenthaler Venture Partner V, L.P. (“Morgenthaler”), during the period that commences on the date hereof and ends on the date that is sixty (60) days after the Closing Date at which the securities of Morgenthaler are transferred to the Purchaser, with respect to the sale by Morgenthaler of the entity identified on Schedule I; and

“B” = $3,500,000;

provided that in no event will the Earnout exceed $558,000.

(c) At the Purchaser’s option, exercisable within five (5) days after the Seller notifies the Purchaser of the receipt (or pending receipt) of any in-kind distributions of securities to be received by the Seller from the Portfolio Companies (a “Selected Distribution”), the Purchaser may direct the Seller to hold the Selected Distribution and to transfer it “in-kind” to the Purchaser at the Closing at which the related Securities relating to such Selected Distribution are being transferred.

(d) In the event that any Right of First Refusal is exercised with respect to any Securities (the “ROFR Securities”), the Seller may deliver to the Purchaser one or more notices identifying such Securities. Any such ROFR Securities shall be deemed removed from Exhibit A hereto upon the delivery of a notice pursuant to the preceding sentence.

2.03 Closing.

(a) The closing of the purchase and sale of the Securities (the “Closing”) will take place by exchange of executed closing documents by telecopier or electronically, to be immediately followed by exchange of original executed closing documents, on a date mutually agreeable to the Seller and the Purchaser after which all conditions set forth in Section V and in Section VI have been duly satisfied or waived with respect to the Securities being transferred at such Closing, but not later than July 16, 2007 (the “Closing Date”); provided, however, if any condition in Section V or VI of this Agreement is not satisfied in any respect (or is not duly waived) with respect to any of the Securities prior to the Closing Date, the party whose obligations are subject to the condition being satisfied may extend the Closing Date for up to sixty (60) days, during which extension the other party shall use its commercially reasonable efforts to cause all such conditions to be satisfied in all respects.

(b) In the event that the Seller is unable to obtain an Approval with respect to any Securities (a “Non-Assignable Interest”), the Seller shall deliver to the Purchaser one or more notices identifying such Non-Assignable Interest(s). In such event, the Seller shall have the option to either:

(i) proceed with the Closing with respect to all the Securities other than the Non-Assignable Interest(s) and the Non-Assignable Interest(s) shall be deemed removed from Exhibit A hereto; or

(ii) not sell, transfer, assign or convey any of the Securities to the Purchaser (such right, the “Closing Option”), provided, however, the Seller shall have made the Closing Option Payments in accordance with Section 9.06.

Notwithstanding any other provision contained in this Agreement, upon such removal from Exhibit A hereto, such Non-Assignable Interest(s) may be sold, assigned, transferred or otherwise conveyed to any third party, upon the same or different terms as provided for in this Agreement, at the sole discretion of the Seller.

2.04 Final Purchase Price; Adjustment.

(a) Within five (5) Business Days following the Closing Date, the Seller shall deliver to the Purchaser an updated Exhibit E reflecting the amount of all Capital Contributions paid and Distributions received with respect to such Securities after the applicable Effective Date and prior to the Closing Date with respect to such Securities and a written calculation of the Final Purchase Price for the Securities of each Portfolio Company transferred at the Closing. The Seller shall use its best commercial efforts, without incurring any expense, to assist the Purchaser in verifying with the applicable general partners and managers the information provided in such updated Exhibit E.

(b) Within five (5) Business Days following the delivery of the updated Exhibit E pursuant to Section 2.04(a): (i) if the aggregate Final Purchase Price for the Securities transferred at the Closing is greater than what was paid for such Securities by the Purchaser at the Closing, then the Purchaser shall pay to the Seller an amount equal to such difference and (ii) if the aggregate Final Purchase Price for the Securities transferred at the Closing is less than what was paid for such Securities by the Purchaser at the Closing, the Seller shall pay to the Purchaser an amount equal to such difference. Amounts to be paid hereunder shall be paid by wire transfer or other immediately available funds, if by the Purchaser, to the bank account designated by the Seller at least two Business Days prior to the due date for such payment, and if by the Seller, to a bank account designated in writing by the Purchaser to the Seller at least two Business Days prior to the due date for such payment.

SECTION III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

In order to induce the Purchaser to purchase the Securities, the Seller represents and warrants to the Purchaser the following:

3.01 Qualification, Power and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Maryland, and has full corporate power and authority to own the Securities and to enter into, execute and deliver this Agreement and the Assignment Documents, and to perform all obligations to be performed by it hereunder and thereunder.

3.02 Authorization, Approvals. The execution and delivery by the Seller of this Agreement and the Assignment Documents to be executed and delivered by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of all other obligations to be performed by it pursuant hereto and thereto have been duly authorized by all necessary corporate action on the part of the Seller, other than the approval of the Seller’s shareholders of this Agreement and the transactions contemplated hereby (the “Shareholder Consent”), which will be obtained prior to the Closing. All consents or approvals of, registrations or filings with, or lapses or waivers by any court or governmental agency or instrumentality, or any third party (including without limitation the lapse or waiver of any rights of first refusal applicable to the transfers of the Securities) which are required for the valid execution and delivery by the Seller of this Agreement and the Assignment Documents, the consummation of the transactions contemplated by this Agreement and the Assignment Documents and the performance by the Seller of other obligations to be performed by it pursuant hereto and thereto (the “Approvals”) are set forth on Exhibit D.

3.03 No Conflict with Other Instruments. Neither the execution and delivery by the Seller of this Agreement and the Assignment Documents, the consummation by the Seller of the transactions contemplated by this Agreement and the Assignment Documents, nor the compliance by the Seller with the terms and conditions of this Agreement and the Assignment Documents, will (i) violate or conflict with any provision of the Seller’s organization, charter or other governing documents; (ii) violate or conflict with or result in a breach of any applicable law, rule or regulation of any governmental instrumentality or any judgment, order writ, injunction, decree, permit or license of any court, arbitrator or governmental agency to which Seller may be subject, (iii) breach, violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of, or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of, any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon the Securities under, any contract, agreement, arrangement, instrument, commitment or restriction of any kind to which the Seller is a party or by which the Seller is bound.

3.04 Validity and Binding Effect. This Agreement has been, and on the Closing Date the relevant Assignment Documents will be, duly and validly executed and delivered by the Seller, and this Agreement constitutes, and on the Closing Date the relevant Assignment Documents will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability of this Agreement and such Assignment Documents may be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforceability of creditors’ rights generally, or by general principles of equity. The Assignment Documents constitute all of the documents and instruments required in order to effect the transfer of the Securities to the Purchaser.

3.05 Description of and Title to Securities.

(a) The Securities are accurately described on Exhibit A, and, except as described on Exhibit A, represent all of the Seller’s interests in the Portfolio Companies. The Seller owns, and on the Closing Date will own, all right, title and interest (legal and beneficial) in and to the Securities, free and clear of all Liens other than Investment Liens set forth in Section 3.05 of the Schedule of Exceptions and restrictions under federal and state securities laws. Upon delivery of the Assignment Documents to the Purchaser, and payment therefor to the Seller as contemplated by this Agreement, the Purchaser will acquire good and valid title to such Securities, free and clear of all Liens other than Investment Liens set forth in Section 3.05 of the Schedule of Exceptions and restrictions under federal and state securities laws.

(b) Except with respect to any Non-Assignable Interests, all of the Approvals will have been duly obtained or waived on or before the Closing Date, and, in the case of any Securities subject to Rights of First Refusal, such Rights of First Refusal will have been duly waived or all applicable notice periods will have expired without such rights having been exercised on or before the Closing Date, by all interested parties.

3.06 Capital Contributions and Distributions. Exhibit E contains a true and accurate list of (x) all Capital Contributions and notices of Capital Contributions and Distributions and notices of Distributions made or received by the Seller to or from the Portfolio Companies since the Effective Date, as the case may be (including any notice that the

Seller is required to make contributions or payments to any Portfolio Company or any manager or general partner thereof in addition to the Seller’s unfunded Capital Commitment), showing the dates and amounts of each and (y) the amount of the Seller’s Capital Commitment and the balance of any remaining Capital Contributions, scheduled or unscheduled, owed by the Seller to the Portfolio Companies with respect to the Securities. Exhibit A contains a true and accurate list of the amount of the Seller’s capital account balance in each Portfolio Company as of the Effective Date. For purposes of this Agreement, the value of all Selected Distributions received by the Seller from the Portfolio Companies shall be the value assigned to a Selected Distribution as of the date of notification of distribution by the general partner or manager of the Portfolio Company distributing the Selected Distribution.

3.07 Financial Statements. The Seller has not received any written notice from the Portfolio Companies and otherwise has no knowledge that the information set forth in the financial statements, statements of capital accounts and other reports that the Seller has received from the Portfolio Companies was not true and correct in any material respect as of the date thereof, or that any events have occurred since the dates of such statements or reports that have had or could be reasonably likely to have a material adverse effect on the financial condition of any Portfolio Company or on the value of any Securities.

3.08 Certain Conduct. Except as set forth in this Agreement, since September 30, 2006, the Seller has not (i) sold, assigned, transferred, delivered or otherwise disposed of any of the Securities, (ii) converted, exchanged or redeemed any of such Securities, (iii) taken any action or (upon notice from any Portfolio Company) failed to take any action which would cause the amendment, cancellation or termination of any Portfolio Document, (iv) created or permitted to exist any Lien on the Securities (other than Investment Liens set forth in Section 3.05 of the Schedule of Exceptions and restrictions under federal and state securities laws), (v) taken any action or failed to take any action the effect of which would be to cause the Seller to incur a penalty or other specified consequence under the applicable Portfolio Document, including the conversion of the Securities to a fixed obligation, (vi) forgiven, released or compromised any indebtedness owed to it by any Portfolio Company other than upon full payment thereof or demanded payment of any indebtedness owed to it by any Portfolio Company, (vii) waived, amended, canceled, terminated, exercised or failed to exercise any rights under the Portfolio Documents; or (viii) agreed to do any of the foregoing.

3.09 Agreements and Commitments.

(a) Exhibit F attached hereto sets forth all of the Portfolio Documents, copies of which have been delivered to the Purchaser. The Seller has no reason to believe that any of the Portfolio Documents are not valid, binding and in full force and effect, and will not be in full force and effect at the Closing. Except for the Portfolio Documents and any side agreements listed on Exhibit F, the Seller (i) is not a party to any contract, agreement, arrangement or commitment (other than this Agreement), written or oral, with respect to the Securities or the Portfolio Companies, and (ii) the Seller has not amended, canceled or terminated any Portfolio Documents or waived any required action by the Portfolio Companies or the general partner or manager thereof.

(b) The Seller (i) has not received any notice of any obligation to return any Distributions or portions of Distributions previously received by it from the Portfolio Companies, and (ii) is not in default, nor, to the Seller’s knowledge, is there any basis for any valid claim of default acquired by the Seller, under any Portfolio Documents.

3.10 Litigation. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Seller’s knowledge, threatened against or affecting the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental, department, commission, board, bureau, agency, court or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Seller, or (iii) governmental inquiry pending or, to the Seller’s knowledge, threatened against it or affecting it, any of which, if adversely determined, would question the validity of, invalidate or prevent the consummation of, the transactions contemplated by this Agreement, or the Seller’s ability to perform its obligations hereunder or adversely affect the Securities. There is no action, suit, claim or proceeding by the Seller pending or threatened against any other Person relating to the Securities or the Portfolio Companies.

3.11 Brokers. The Seller has not dealt, directly or indirectly, with anyone acting in the capacity of an agent, broker or finder, and has not taken any action in connection with the transactions contemplated by this Agreement which would give rise to a valid claim against the Seller or the Purchaser for any brokerage or finder’s fee or other commission.

3.12 No Public Offering. The Seller has not offered, nor has it authorized any Person acting on its behalf to offer, any Securities to the public or engaged in any general solicitation or public advertising with respect to the offer and sale of any Securities.

3.13 No Reliance on Purchaser. Except as specifically set forth in this Agreement, the Seller has not relied on any information provided or representations made by the Purchaser in connection with this Agreement. The Seller acknowledges that the Purchaser may have access to information material to the value of the Securities that has not been shared with the Seller, and the Seller waives any right to obtain such information.

3.14 Compliance with Law. The Seller’s ownership of Securities is and has been conducted in all material respects in accordance with all applicable laws. The monies used to fund the Seller’s acquisition and funding of Securities were the Seller’s own monies and were not derived from or related in any way to any illegal activity. Neither the Seller nor any affiliate of the Seller that has directly or indirectly contributed funds to the Seller (i) is named on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, (ii) has, to the Seller’s knowledge, been convicted of or charged with a felony relating to money laundering or other similar or related illegal activity, or (iii) is, to the Seller’s knowledge, under investigation by any governmental authority for money laundering or any other similar or related illegal activity.

3.15 ERISA Plan Asset Matters. The Seller is not, and is not acting on behalf of, an employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, or any “benefit plan investor” as defined in 29 CFR 2510.101-3(f)(2).

3.16 Ownership of Mosaica and ClearOrbit Shares. The Seller is a “Series C Investor” as such term is defined in that certain Third Amended and Restated Stockholder Agreement dated June 2006 by and among Mosaica Education, Inc., the Seller and the other parties thereto. The Seller is not a “Common Stockholder” as such term is defined in the Investors Rights Agreement, dated as of June 2, 2000, by and among BPA Systems, Inc., the Seller and the other parties thereto.

SECTION IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

In order to induce the Seller to sell the Securities, the Purchaser represents and warrants to the Seller the following as of the date hereof:

4.01 Existence and Good Standing. The Purchaser is an exempted limited partnership duly organized and validly existing under the laws of the Cayman Islands, and has full power and authority to acquire the Securities and to enter into, execute and deliver this Agreement and the Assignment Documents, to consummate the transaction contemplated hereby and thereby and to perform all other obligations to be performed by it hereunder and thereunder.

4.02 Authorization. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement has been, and the execution and delivery of the Purchaser of the Assignment Documents will be at the Closing, duly authorized, executed and delivered by all necessary partnership action on the part of the Purchaser. No consent, approval, license from, or exemption of, and no registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, which has not been obtained as of this date (other than the Approvals), is or was necessary for the valid execution and delivery by the Purchaser of this Agreement and the Assignment Documents, the consummation by the Purchaser of the transactions contemplated by this Agreement and the Assignment Documents or the performance by the Purchaser of all other obligations to be performed by it pursuant hereto and thereto.

4.03 No Conflict with Other Instruments. Neither the execution and delivery by the Purchaser of this Agreement and the Assignment Documents, the consummation by the Purchaser of the transactions contemplated by this Agreement and the Assignment Documents, nor the compliance by the Purchaser with the terms and conditions of this Agreement and the Assignment Documents, will (i) violate or conflict with any provision of the limited partnership agreement or other governing documents of the Purchaser; (ii) violate or conflict with or result in a breach of any applicable law, rule or regulation of any governmental instrumentality or any judgment, order, writ, injunction, decree, permit or license of any court, arbitrator or governmental agency to which Purchaser may be subject, or (iii) breach, violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, instrument, commitment or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound.

4.04 Validity and Binding Effect. This Agreement has been, and on the Closing Date the relevant Assignment Documents will be, duly and validly executed and delivered by the Purchaser, and this Agreement constitutes, and on the Closing Date such Assignment Documents executed and delivered by the Purchaser will constitute, the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as the enforceability of this Agreement and the Assignment Documents may be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforceability of creditors’ rights generally, or by general principles of equity.

4.05 Purchase for Investment, Information. The Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view toward any resale or distribution of the Securities. The Purchaser understands that it must bear the economic risk of an investment in the Securities for an indefinite period of time because, among other reasons, the offering and sale of the Securities has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Purchaser agrees and understands that the Securities cannot be re-sold except in accordance with an effective registration or exemption from registration under the Securities Act. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has had the opportunity to ask for all of the information it considers necessary or appropriate for deciding whether or not to acquire the Securities. It has such knowledge and experience in financial, tax and business matters and in making investments of this type that it is capable of evaluating the merits and risks of acquiring the Securities and in connection with this acquisition has not been induced by, and has not relied upon, any representation, warranty or statement, express or implied, and whether made in writing or orally of the Seller, the Seller’s investment adviser, or any of its respective directors, officers, employees affiliates, agents, advisors or representatives other than those expressly set forth in this Agreement and the Exhibits to this Agreement.

4.06 Litigation. There is no (i) action, suit, claim, proceeding or investigation pending, or to the Purchaser’s knowledge, threatened against or affecting the Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Purchaser, or (iii) governmental inquiry pending or, to the Purchaser’s knowledge, threatened against it or affecting it, any of which, if adversely determined, would materially and adversely affect the Purchaser’s ability to consummate the transaction contemplated by this Agreement.

4.07 Brokers. The Purchaser has not dealt, directly or indirectly, with anyone acting in the capacity of an agent, broker or finder, and has not taken any action in connection with the transactions contemplated by this Agreement which would give rise to a valid claim against the Seller or any Purchaser for any brokerage or finder’s fees or other commissions.

4.08 ERISA Plan Asset Matters. The assets of Purchaser do not constitute “plan assets” within the meaning Title I of ERISA.

4.09 Compliance with the Law. The monies used to pay the Final Purchase Price will be the Purchaser’s own monies and will not be derived from or related in any way to any illegal activity. Neither the Purchaser nor any affiliate of the Purchaser that has directly or indirectly contributed funds to the Purchaser (i) is named on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC and/or on any similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, (ii) has, to the Purchaser’s knowledge, been convicted of or charged with a felony relating to money laundering or other similar or related illegal activity, or (iii) is, to the Purchaser’s knowledge, under investigation by any governmental authority for money laundering or any other similar or related illegal activity.

SECTION V

CONDITIONS TO THE PURCHASER’S OBLIGATION

Subject to Section 2.03, the obligation of the Purchaser to purchase the Securities pursuant to the terms of this Agreement is expressly made subject to and contingent upon the satisfaction, at or prior to the Closing Date, of the following conditions precedent, and the Seller agrees to use its reasonable efforts to satisfy all of the following conditions precedent, provided that the Purchaser may waive any one or more of the conditions (in whole or in part), in its sole discretion:

5.01 Representations and Warranties True. The representations and warranties of the Seller contained in this Agreement and in the Assignment Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and accurate in all respects both when made and as of the Closing Date), or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and accurate as of such specified date.

5.02 Absence of Litigation. (i) No provision of any applicable law, rule, regulation or order shall prohibit the consummation of the Closing and (ii) no claim, suit, investigation, inquiry or proceeding shall have been instituted or threatened in writing before any court or other governmental body or arbitrator or by any public authority to restrain or prohibit any of the transactions contemplated by this Agreement or which questions the validity of the transactions contemplated by this Agreement.

5.03 Obligations of Seller. The Seller shall have performed all of its agreements and obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing.

5.04 Certificate. The Seller shall have furnished the Purchaser with a certificate dated as of the Closing Date signed by an authorized signatory of the Seller to the effect that the Seller has performed and complied with the conditions set forth in Sections 5.01 and 5.03 above and that all of the Approvals with respect to the Securities to be transferred at Closing have been obtained.

5.05 Compliance with Portfolio Company Documents. The Seller shall have complied with all of the provisions of the applicable Portfolio Documents with respect to the assignment of the Securities to the Purchaser. All of the Approvals required to permit the transfer and assignment to the Purchaser of the Securities being transferred at Closing (and the related Portfolio Documents) shall have been obtained and any other consents and approvals required to be obtained by the Seller from any court, governmental agency, creditor or any other Person for the execution, delivery and performance of this Agreement and the Assignment Documents on the part of the Seller shall have been obtained.

5.06 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to it, including delivery to the Purchaser of the applicable Assignment Documents executed by the Seller, shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received such other documents and instruments that the Purchaser or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

5.07 Shareholder Consent of Seller. The Seller shall have obtained the Shareholder Consent.

5.08 Confirmation by Manager. The Seller shall have used best commercial efforts, without incurring any expense, to assist the Purchaser in obtaining confirmations from the manager or general partner of the applicable Portfolio Companies of the amounts set forth in Exhibit A (to the extent related to the amount of the Seller’s capital account balance in each Portfolio Company as of the Effective Date), all amounts set forth in the updated Exhibit E delivered by the Seller and that the Seller is not in default on any of its obligations under the Portfolio Documents.

5.09 Delivery of Non-Foreign Status Certification. The Purchaser shall have received a certification of non-foreign status from the Seller satisfying the requirements of Treasury Regulations Section 1.1445-2(b)(2)(i).

SECTION VI

CONDITIONS TO THE SELLER’S OBLIGATION

Subject to Section 2.03, the obligation of the Seller to sell the Securities pursuant to the terms of this Agreement is expressly made subject to and contingent upon the satisfaction, at or prior to the Closing Date, of the following conditions precedent, and the Purchaser agree to use its reasonable efforts to satisfy all of the following conditions precedent with due diligence, provided that the Seller may waive any one or more of the conditions (in whole or in part), in its sole discretion:

6.01 Representations and Warranties True. The representations and warranties of the Purchaser contained in this Agreement and in the Assignment Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and accurate in all respects both when made and as of the Closing Date), or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and accurate as of such specified date.

6.02 Absence of Litigation. No provision of any applicable law, rule, regulation or order shall prohibit the consummation of the Closing, and no claim, suit, investigation, inquiry or proceeding shall have been instituted or threatened before any court or other governmental body or arbitrator or by any public authority to restrain or prohibit any of the transactions contemplated by this Agreement or which questions the validity of the transactions contemplated by this Agreement.

6.03 Obligations of Purchaser. The Purchaser shall have performed all of its agreements and obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.

6.04 Certificate. The Purchaser shall have furnished the Seller with a certificate dated as of the Closing Date signed by an authorized signatory of Purchaser to the effect that Purchaser has performed and complied with the conditions set forth in Sections 6.01 and 6.03 above.

6.05 Compliance with Portfolio Company Documents. The Purchaser shall have complied with all of the provisions of the applicable Portfolio Documents to be complied with by the Purchaser prior to the Closing with respect to the assignment of the Securities to the Purchaser. All of the Approvals required to permit the transfer and assignment to Purchaser of the Securities being transferred at the Closing and the related Portfolio Documents shall have been obtained and any other consents and approvals required to be obtained by the Purchaser from any court, governmental agency, creditor or any other person for the execution, delivery and performance of this Agreement and the Assignment Documents on the part of the Purchaser shall have been obtained.

6.06 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident to it, including delivery to the Seller of the applicable Assignment Documents executed by the Purchaser, shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller shall have received such other documents and instruments that the Seller or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

6.07 Shareholder Consent. The Seller shall have obtained the Shareholder Consent

SECTION VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION

7.01 Survival of Representations and Warranties. The respective representations and warranties of the Seller and the Purchaser contained in this Agreement, the Assignment Documents and any certificates or other documents delivered pursuant to this Agreement shall survive the purchase and sale of the Securities until the earlier of (i) the Final Liquidation Date and (ii) the eighteen (18) month anniversary of the Closing Date; provided, however, that the representations and warranties contained in Section 3.05(a) shall survive indefinitely, without expiration.

7.02 Indemnification.

(a) Indemnification by the Seller. The Seller shall defend, indemnify, reimburse and hold the Purchaser and its affiliates, and its and their respective employees, partners, agents, officers, directors, successors and assigns (the “Purchaser Indemnitees”), harmless from and against all damages, losses, claims, suits, proceedings, liabilities, penalties, costs and expenses (including settlement costs, interest, penalties, reasonable attorney’s fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions), suffered, incurred, or paid, directly or indirectly, by the Purchaser Indemnitees caused by, relating to or arising out of (i) any inaccuracy in or breach of any representation or warranty made by the Seller in this Agreement or the Assignment Documents; (ii) any failure by the Seller to duly and punctually perform any covenant or obligation contained in this Agreement or the Assignment Documents; (iii) the Seller’s ownership of any Securities prior to the Closing, including liabilities for taxes, charges, fees, other governmental charges, periodic deposits and other amounts (including interest and penalties) determined to be due to any governmental entity or other third party prior to the Closing; (iv) any liability, obligation or claim that may be made with respect to any Non-Assignable Interest (if any); or (v) any Excluded Obligations.

(b) Indemnification by the Purchaser. The Purchaser shall defend, indemnify, reimburse and hold the Seller and its affiliates, and its and their respective employees, partners, agents, officers, directors, successors and assigns (the “Seller Indemnitees”), harmless from and against all damages, losses, claims, suits, proceedings, liabilities, penalties, costs and expenses (including settlement costs, interest, penalties, reasonable attorney’s fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions), suffered, incurred or paid, directly or indirectly, by the Seller Indemnitees caused by, relating to or arising out of (i) any inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement or the Assignment Documents; (ii) any failure by the Purchaser to duly and punctually perform any covenant, or obligation contained in this Agreement or the Assignment Documents; (iii) the failure by the Purchaser to perform any of its obligations under the Portfolio Documents as assumed pursuant to this transaction; or (iv) the Purchaser’s ownership of any Securities after the Closing, including liabilities for taxes, charges, fees, periodic deposits and other amounts (including interest and penalties) determined to be due to any governmental entity or other third party.

(c) Procedure for Third Party Claims.

(i) If a person entitled to assert a claim for indemnification under this Agreement receives written notice of the assertion by any person not a party to this Agreement of any claim or of the commencement of any action or proceeding (a “Third Party Claim”) with respect to which any party is obligated to provide indemnification, the indemnified party (the “Indemnitee”) shall give the indemnifying party (the “Indemnitor”) prompt written notice after becoming aware of the Third Party Claim. The failure of the Indemnitee to give notice as provided in this Paragraph shall not relieve the Indemnitor of its obligations for indemnification under this Agreement, except to the extent that the failure has materially and adversely affected the rights of the Indemnitor. The notice from the Indemnitee shall describe the Third Party Claim in reasonable detail.

(ii) An Indemnitor may elect to defend any Third Party Claim at the Indemnitor’s own expense and by the Indemnitor’s own counsel, which counsel shall be reasonably satisfactory to the Indemnitee, provided that the Indemnitor shall have acknowledged in writing its obligation to indemnify with respect to such Third Party Claims. If an Indemnitor elects to compromise or defend a Third Party Claim, it shall, within fifteen (15) days (or sooner, if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and Indemnitee shall cooperate in the defense against the Third Party Claim. The Indemnitor shall pay the Indemnitee’s actual out-of-pocket expenses incurred in connection with its cooperation. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, the Indemnitor shall not be liable to the Indemnitee under this Agreement for any legal fees and expenses subsequently incurred by the Indemnitee in connection with the defense of the Third Party Claim, provided that Indemnitee shall have the right to employ one counsel to represent Indemnitee if, in the Indemnitee’s reasonable judgment, a conflict of interest between the Indemnitee and the Indemnitor (or its counsel) exists in respect of the Third Party Claim, and in that event the fees and expenses of the separate counsel shall be paid by the Indemnitor; provided, further, that the Indemnitee may, at its expense, participate in the defense of such Third Party Claim. If an Indemnitor elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Paragraph, the Indemnitee may pay, compromise or defend the Third Party Claim on behalf of and for the account and risk of the Indemnitor. No Indemnitor shall consent to entry of any judgment or enter into any settlement, except with the written consent of each related Indemnitee (which consent shall not be unreasonably withheld or delayed), if any relief provides for anything other than money damages or other money payments for which the Indemnitee is entitled to indemnification under this Agreement or which does not contain an unconditional release from all liability in respect of the Third Party Claim of Indemnitee. Any indemnification payment shall be treated for U.S. federal income tax purposes as an adjustment to the aggregate purchase price.

(iii) If there is a reasonable likelihood that a Third Party Claim may materially and adversely affect an Indemnitee, other than as a result of money damages or other money payments for which the Indemnitee is entitled to indemnification under this Agreement, the Indemnitee will have the right, after consultation with the Indemnitor and at the cost and expense of the Indemnitor, to defend the Third Party Claim.

(d) Procedure for Non-Third Party Claims. With respect to any claim for indemnification under this Agreement which does not result from a Third Party Claim, the Indemnitor shall have a period of thirty (30) days after receipt of notice from the Indemnitee within which to respond to the Indemnitee. If the Indemnitor does not respond within the thirty (30) day period, the Indemnitor shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of the claim. If the Indemnitor does respond within the thirty (30) day period and rejects the claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee under applicable law.

(e) Reduction of Claim or Loss. If the amount of any claim or loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of the reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the related Indemnitor.

(f) Remedies Cumulative and Non-Exclusive. The remedies provided in this Section shall be cumulative and shall not preclude the assertion by any party to this Agreement of any rights or the seeking of any other remedies against any other party to this Agreement.

(g) Limitation. Notwithstanding anything express or implied to the contrary in Section VII, no claim for indemnification, other than a claim against USTA for indemnification with respect to a breach of the representations and warranties of the Seller set forth in Section 3.05(a) hereof, shall be made under this Agreement unless notice of such claim shall have been given by the Purchaser to the Seller prior to the Final Liquidation Date.

(h) Obligations of USTA. Notwithstanding any provision to the contrary in this Agreement, USTA shall be jointly and severally liable with the Seller with respect to the Seller’s obligations under this Agreement with respect to any breach of representations and warranties of the Seller set forth in Section 3.05(a) hereof.

SECTION VIII

COVENANTS

8.01 Access. The Seller shall permit the Purchaser and its representations to have, after the date of this Agreement, access to the books, records, accounts and documents in the possession of the Seller relating to the Portfolio Companies and the Seller and shall cause its officers, employees, counsel, accountants, consultants and other representatives to furnish the Purchaser, at reasonable times and to a reasonable extent, with such investment details, financial and operating data and other information with respect to the Portfolio Companies as the Purchaser shall from time to time reasonably request. The Seller shall not destroy any such books, records, accounts or documents without providing the Purchaser with written notice detailing the contents thereof and providing the Purchaser with the opportunity to obtain such books, records, accounts and documents at least 90 days prior to the destruction thereof.

8.02 Tax Matters.

(a) The Seller and the Purchaser shall cooperate with each other in obtaining the agreement of the general partners of the Portfolio Companies to allocate among the Purchaser and the Seller in the manner mutually agreed upon by the Seller and the Purchaser in accordance with Section 706 of the Code and the Treasury Regulations promulgated thereunder, all items of income, gain, loss, deduction or credit attributable to the Securities of each Portfolio Company for the tax year of such Portfolio Company in which the Closing Date with respect to such Securities occurs. The Purchaser and the Seller shall request that, for tax reporting purposes, the Portfolio Company give effect to the transfer of such Securities as of the Closing Date. With respect to each Portfolio Company, to the extent permissible under the applicable Portfolio Documents and subject to the approval of the applicable general partner, the Seller and the Purchaser agree to use reasonable efforts to cause the Portfolio Company to allocate all items of income, gain, loss, deduction or credit attributable to the relevant Securities for the tax year of such Portfolio Company in which the Closing Date with respect to such Securities occurs between the Seller and the Purchaser based on an interim closing of such Portfolio Company’s books as of the Closing Date, or, failing any Portfolio Company’s agreement, on such other method upon which the Purchaser and the Seller mutually agree.

(b) All Transfer Taxes shall be borne by the Seller. Any tax returns and other documentation that must be filed with respect to Transfer Taxes, if any, shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for the filing of such tax returns or other documentation, and such party will use its commercially reasonable efforts to provide drafts of such tax returns and other documentation to the other party at least ten Business Days prior to the due date for such tax returns and other documentation.

(c) To the extent any Portfolio Company is, or elects to be treated as, an electing investment partnership for purposes of Section 743(e) of the Code for the taxable year that includes the Closing Date, the Seller will use reasonable efforts that it will comply with Section 743(e) of the Code, the Treasury Regulations promulgated thereunder and any guidance issued in respect thereof (including, but not limited to Notice 2005-32), and to supply the Purchaser with all information necessary to enable the Purchaser to comply with Section 743(e) of the Code in respect of the Securities.

Of the Seller: The Seller agrees that, from the date of this Agreement until the Closing Date:

8.03 Conduct of Business. The Seller will conduct its business as it relates to the Securities only in the ordinary and usual course and shall comply in all respects with all laws, ordinances and regulations of governmental authorities applicable to it and to the conduct of its business as it relates to such Securities. The Seller shall provide the Purchaser with prompt notice of any Selected Distributions received by the Seller prior to the Closing, as applicable. Except as consented to by the Purchaser in writing, the Seller will not: (i) dispose, liquidate, mortgage, sell, assign or transfer all or any portion of any Securities or any of its rights, title interest in and to the related Portfolio Documents; (ii) consent to amend, modify, cancel or terminate any Portfolio Document; (iii) forgive, release, compromise or demand payment of any indebtedness owed to it by the Portfolio Companies other than upon full payment thereof; (iv) make any voluntary capital contributions or fail to make any required capital contributions to any Portfolio Company; (v) create or permit to exist any Lien on any of the Securities other than Investment Liens set forth in Section 3.05 of the Schedule of Exceptions and restrictions under federal and state securities laws; (vi) fail in any manner to perform fully its obligations under any Portfolio Document, including giving notice of transfer; (vii) convert, exchange or redeem all or any portion of any Securities or take any action which would result in a reduction in Seller’s percentage of ownership in any of the Portfolio Companies; or (viii) agree to do any of the foregoing.

8.04 No Solicitation; No Disclosure. The Seller agrees that it will not, and it will cause its affiliates, agents and representatives not to, directly or indirectly through another person, initiate contact with, solicit any inquiry or proposal by or enter into discussions with, or, except as may be required by law or fiduciary duty, disclose any information regarding the Securities, or afford access to its properties, books or records relating to the Securities to any other Person in connection with any proposed sale or transfer of any of the Securities, other than pursuant to this Agreement or take any action designed to, or which could reasonably be expected to, facilitate any proposal with respect to a sale or transfer of the Securities other than pursuant to this Agreement. Furthermore, the Seller will not disclose the existence or terms of the transactions contemplated by this Agreement to any other party, except as may be required by the Portfolio Documents, by law or fiduciary duty, or as necessary to carry out the terms of this Agreement.

8.05 Consent to Transfer of Securities. Each of the Seller and the Purchaser agree to use commercially reasonable efforts to take all necessary actions to obtain the Approvals required for the sale and the transfer of the Securities and the related Portfolio Documents and otherwise to consummate the transactions contemplated by this Agreement as promptly as practicable; provided that neither party shall be required to make any payments to any Person in consideration for the Approvals other than payment of third party costs and expenses pursuant to Section 9.06 herein. The Seller shall notify the Purchaser of its receipt of any Approval promptly following receipt thereof. The parties hereto shall cooperate fully with each other in furnishing any information or performing any action reasonably requested by the other party, which information or action is necessary for the prompt and successful consummation of the transactions contemplated hereby. As soon as possible following the execution of this Agreement, the Seller shall diligently seek to obtain the Shareholder Consent.

8.06 Assignments. The Seller and the Purchaser agree to execute all such assignments and/or transfer agreements, the terms of which shall be mutually reasonably agreeable to the Seller and the Purchaser, as may be reasonably required by the Portfolio Companies or their general partners or managers, for the sale and the transfer of the Securities and the related Portfolio Documents and the assumption by the Purchaser of all obligations relating thereto that the Purchaser has agreed to assume pursuant to Section 2.01.

8.07 Compliance with Portfolio Documents. From the date hereof until the Closing, the Seller will comply with the terms of the applicable Portfolio Documents, including without limitation, by giving any required notice of the proposed transfer of such Securities.

8.08 Return of Distributions Received by Seller. To the extent the Purchaser or the Seller is required to disgorge, in whole or in part, or otherwise reimburse, pay or return to any Portfolio Company or any other Person any Distributions received by the Seller prior to the Effective Date, whether such return shall be effected by repayment, or by deduction from the Purchaser’s capital account, or set-off against any subsequent distribution, or otherwise, then the Seller shall pay such amounts to the Portfolio Company or the Purchaser, as the case may be until the Final Liquidation Date.

8.09 No Rescinding of Authorization. Subject to 9.03, the Seller shall not rescind any authorizing action taken in connection with the transactions contemplated by this Agreement, nor shall the Seller take any other action materially inconsistent with this Agreement and the Assignment Documents.

8.10 Notices. The Seller shall give prompt notice to the Purchaser, and provide the Purchaser with copies (if available), of: (i) any notice or other communication received by it relating to a default or event which, with notice or lapse of time or both, would become a default, under any Portfolio Document, (ii) any notice or other communication from or on behalf of the Portfolio Companies or any partner or securities holder of the Portfolio Companies received by the Seller, (iii) any notice or other communication received by the Seller relating to any contemplated or pending claim, action, suit, proceeding or investigation by any governmental department, commission, board, agency, instrumentality or authority involving or relating to the Portfolio Companies or the Securities, and (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or the Assignment Agreements.

8.11 Pledge of Economic Rights. The Seller hereby agrees that the purchase price for the Securities shall be determined in accordance with this Agreement whether or not the fair market value of the Securities increases or decreases after the date hereof.

Of the Purchaser: The Purchaser agrees that, from the date of this Agreement until the final Closing Date:

8.12 Notices. The Purchaser shall give prompt notice to Seller, and provide Seller with copies (if available) of any matter which would cause any material change with respect to any representations or warranties made by the Purchaser in this Agreement.

8.13 Pledge of Economic Rights. The Purchaser hereby agrees that the purchase price for the Securities shall be determined in accordance with this Agreement whether or not the fair market value of the Securities increases or decreases after the date hereof.

SECTION IX

MISCELLANEOUS

9.01 Entire Agreement. This Agreement, including the Exhibits to this Agreement, the Assignment Documents, and the other documents and certificates delivered pursuant to the terms of this Agreement set forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, communications, representations and warranties between them, whether written or oral, by any officer, employee or representative of any party with respect to the subject matter.

9.02 Amendment and Waiver. This Agreement may not be amended, nor may any of the provisions of it be waived orally. To be effective, an amendment to this Agreement shall be in writing and signed by each of the parties. To be effective, any waiver of any of the provisions of this Agreement shall be in writing and signed by the party to be charged, and then the waiver shall be effective only to the extent specifically set forth in the writing. No failure by a party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party’s right to enforce any provision of this Agreement or to take any such action.

9.03 Termination.

(a) This Agreement may be terminated and the transactions contemplated by it abandoned before the Closing pursuant to the mutual written consent of both the Purchaser and the Seller at any time prior to the Closing for any reason. This Agreement may also be terminated by written notice by the Seller or the Purchaser (i) in the event of a material breach by the other party, as applicable, of any representation, warranty, covenant, agreement or indemnity contained in this Agreement which has not been cured within thirty (30) days after written notice of the breach is given to the party committing the breach by the non-breaching party, or (ii) if the Closing has not occurred by July 16, 2007 (or otherwise extended pursuant to Section 2.03). Upon any termination of this Agreement pursuant to this Section 9.03(a) or Section 9.03(b), this

Agreement shall be void and have no effect, without any liability on the part of any party to it; provided, however, the termination shall not affect the liability of any party for the breach of any provision of this Agreement; provided further, however, that the agreements of the Seller and the Purchaser set forth in Section 9.06 (Expenses) shall survive such termination.

(b) Neither the board of directors of the Seller nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to the Purchaser), or propose to withdraw (or modify in a manner adverse to the Purchaser), the adoption or recommendation by such board of directors or any such committee thereof of this Agreement or the transactions contemplated by this Agreement or (B) adopt or recommend, or propose to adopt or recommend any Alternative Proposal (any action described in this clause (i) being referred to as a “Seller Adverse Recommendation Change”) or (ii) adopt or recommend, or propose to adopt or recommend, or allow the Seller or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting or related to, or that is intended to or could reasonably be expected to lead to, any Alternative Proposal (an “Acquisition Agreement”). Notwithstanding the foregoing, at any time prior to obtaining the Shareholder Approval and subject to Section 9.03(c), the board of directors of the Seller may make a Seller Adverse Recommendation Change if the board of directors of the Seller determines in good faith (after consultation with outside counsel and a financial advisor) that in response to an Alternative Proposal that the board reasonably determines (after consultation with outside counsel and a financial advisor) constitutes a Superior Offer and that was unsolicited and made after the date hereof and that did not otherwise result from a breach of this Section 9.03 or Section 8.04, provided, however, that (i) the board of directors of the Seller shall not be entitled to exercise its right to make a Seller Adverse Recommendation Change or terminate this Agreement pursuant to this Section 9.03(b) until after the fifth (5th) Business Day following the Purchaser’s receipt of written notice (a “Notice of Superior Offer”) from the Seller advising the Purchaser that the Seller’s board of directors intends to take such action and specifying the reasons therefore, including the terms and conditions of any Superior Offer that is the basis of the proposed action by the board of directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior offer shall require a Notice of Superior Offer and a new five Business Day period). During such five (5) Business Day period, the Seller shall negotiate with the Purchaser in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Seller to proceed with its recommendation of this Agreement and the board of directors of the Seller shall not make Seller Adverse Recommendation Change if, prior to the expiration of such five (5) Business Day period, the Purchaser makes a proposal to adjust the terms and conditions of this Agreement that the Seller’s board of directors determines in good faith (after consultation with its financial advisors) to be at least as favorable as the Superior Offer. In determining whether to make a Seller Adverse Recommendation Change or to cause the Seller to so terminate this Agreement, the board of directors of the Seller shall take into account any changes to the financial terms of this Agreement proposed by the Seller in response to a Notice of Superior Offer or otherwise.

(c) In addition to the obligations of the Seller set forth in Section 9.03(b), the Seller shall promptly advise the Purchaser orally and in writing of any Alternative Proposal, the material terms and conditions of any such Alternative Proposal (including any changes thereto)

and the identity of the person making any such Alternative Proposal. The Seller shall (x) keep the Purchaser fully informed in all material respects of the status and details (including any change to the terms thereof) of any Alternative Proposal, and (y) provide to the Purchaser as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Seller from any person that describes any of the terms or conditions of any Alternative Proposal.

9.04 Notices. All notices and other communications given to the parties hereto in connection with this Agreement and the Assignment Documents shall be in writing and given to the respective parties personally, or via telecopy, facsimile or email followed (in each case) by mail, or by a nationally recognized overnight courier service marked for overnight delivery, as follows:

If to the Seller: United States Trust Company, National Association 225 High Ridge Road Stamford, CT 06905 Attn: Henry Feuerstein Fax No.: 203-352-4456 Email: henry_feuerstein@ustrust.com

With a copy to:

Peter L. Tsirigotis

Senior Vice President, Associate General Counsel

United States Trust Company, National Association

114 West 47th Street

New York, NY 10036-1532

Fax No.:

Email: Peter_Tsirigotis@ustrust.com

If to Purchaser: AIG PineStar Capital II, L.P. 599 Lexington Avenue, 24th Floor New York, New York 10022 Attn: Harvey Lambert Fax No.: (646) 735-0797 Email: harvey.lambert@aig.com

With a copy to:

Allyson C. Hawkes

Vice President and Assistant General Counsel

AIG Global Investment Corp.

599 Lexington Avenue, 24th Floor

New York, New York 10022

Fax No.: (646) 735-0596

Email: Allyson.Hawkes@aig.com

or to such different addresses as may be specified from time to time by the parties upon notice in the manner set forth in this Section 9.04. All notices and other communications shall be effective upon their delivery in accordance with this Section 9.04.

9.05 Governing Law. This Agreement and the rights and obligations of the parties under it shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the rules and principles of conflicts of laws thereof.

9.06 Expenses. The Seller shall bear the costs, fees and expenses payable to Portfolio Companies pursuant to the provisions of the Portfolio Documents in connection with the assignment of the Securities. All other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be borne by the party incurring the cost or expense, provided however, that if the Seller fails to obtain Shareholder Consent and the Closing does not occur, the Seller shall reimburse the Purchaser for its costs and expenses incurred in connection with the transactions contemplated hereby (including, without limitation, reasonable attorneys’ fees) up to $150,000; provided, further, that notwithstanding the foregoing, in the event the Seller exercises the Closing Option, the Seller shall reimburse the Purchaser for all of the Purchaser’s reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Purchaser in connection with the transactions contemplated hereby (such costs and expenses, the “Closing Option Payments”).

9.07 Final Liquidation Date. Notwithstanding anything herein to the contrary, the Seller shall not liquidate, dissolve or otherwise unwind its affairs, the “Final Liquidation Date” shall not occur and this Agreement shall not be terminated until the Seller shall have paid to the Purchaser the amounts, if any, the Seller is required to pay to the Purchaser pursuant to Section 2.04(b) and Section 9.06.

9.08 Notices and Distributions. From and after the Closing, the Seller shall promptly forward to the Purchaser any correspondence or notices received by the Seller or any affiliated entity that relate to the Securities. All Distributions (in cash or otherwise) received by the Seller on or after the Closing shall be held in trust for the account of, and promptly forwarded to, the Purchaser.

9.09 No Third Party Beneficiaries. Except as set forth in Section 7.02, each of the parties intends that this Agreement shall not benefit or be enforceable by any person other than the parties to it and their respective successors and permitted assigns, if any.

9.10 Assignment; Binding Effect. The Purchaser may assign its rights and obligations under this Agreement to an affiliate of the Purchaser; provided that upon any such assignment the Purchaser shall not be relieved of or released from any of its obligations (including, without limitation, payment of the amounts pursuant to Section 2.02) under this Agreement. Except as set forth above, this Agreement and the rights and obligations of the parties to it may not be assigned or delegated, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties to it and their respective successors and permitted assigns, if any.

9.11 Confidentiality. The terms of this Agreement and all information furnished in writing by either party to this Agreement to the other party to this Agreement in connection with this Agreement and the transactions contemplated by it shall be kept confidential by the receiving party and shall be used by the receiving party only in connection with this Agreement and the transactions contemplated hereby, except with the specific prior written consent of the disclosing party and except to the extent that such information (i) is information which the receiving party can demonstrate was already known to the receiving party when received, (ii) at the time of disclosure or thereafter becomes lawfully obtainable from other sources through no act or failure to act on the part of the receiving party, (iii) is required to be disclosed in any document to be filed with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or in connection with any litigation; (iv) is required to be disclosed by court order or otherwise mandated by law, (v) without limiting the foregoing clause (iv), is required to be disclosed in connection with any regulation or disclosure obligations of securities laws, a securities exchange, a securities market or a self-regulatory agency (including any financial reporting obligations and filing of financial statements related thereto) of the Seller, the Purchaser or any affiliate of either, (v) is necessary to be disclosed to consult with attorneys, accountants, employees, or other advisors retained in connection with the transactions contemplated hereby, or (vi) is required to be disclosed in connection with any disclosure document prepared by the Seller, the Purchaser or any affiliate of either; provided that the receiving party shall disclose only so much of the confidential information as is necessary. Without limiting the generality of the foregoing, Purchaser acknowledges that the Agreement will be required to be an attachment as an Exhibit to the proxy statement to be provided to Seller’s shareholders and filed with the Securities and Exchange Commission in connection with obtaining the Shareholder Consent. The parties shall use their respective best efforts and establish reasonable precautions to ensure that their principals, agents and employees abide by the terms of this Section 9.11.

9.12 Severability. If any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating any other provisions of this Agreement.

9.13 Additional Documents and Acts. After the Closing, each of the parties agrees to execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out all of the provisions of this Agreement, and to consummate all of the transactions contemplated by this Agreement.

9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.15 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

9.16 No Presumption Regarding Drafting. The Purchaser and the Seller acknowledge that they have each reviewed this Agreement prior to its execution and that changes were made to this Agreement based upon their respective comments. If any disputes arise with respect to the interpretation of any provision of this Agreement, the provision shall be deemed to have been drafted by all of the parties to it and shall not be construed against any party on the basis that the party was responsible for drafting that provision.

9.17 Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier or electronically is to be treated as an original document. The signature of any party on such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section 9.17.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:

AIG PINESTAR CAPITAL II, L.P.

By:	AIG PineStar Capital II GP, L.P., its general partner
By:	AIG PineStar Capital II GP LLC, its general partner
By:	AIG Global Investment Corp., its sole member

By:	/s/ Harvey Lambert
Name:	Harvey Lambert
Title:	Managing Director

SELLER:

EXCELSIOR PRIVATE EQUITY FUND II, INC.

By:	/s/ Raghav Nandagopal
Name:	Raghav Nandagopal
Title:	Co-CEO

UST ADVISERS, INC.
(SOLELY FOR PURPOSES OF SECTION 7.02(h))

By:	/s/ Robert Aufenanger
Name:	Robert Aufenanger
Title:	President

1

Appendix B

MD Code, Corporations and Associations, § 3-202

§ 3-202. Fair value, right to from successors

(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder’s stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation; or

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title.

(b)(1) Fair value is determined as of the close of business:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

(1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

§ 3-203. Duties of objecting stockholders

(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1)	Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

(2)	May not vote in favor of the transaction; and

(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment.

(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of demand

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Consent to demand withdrawal

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of stockholder rights

(a) The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Successor’s duty, notice and offer

(a)(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i)	A balance sheet as of a date not more than six months before the date of the offer;

(ii)	A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii)	Any other information the successor considers pertinent.

(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for appraisal

(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Submission of certificate for notation

(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Report of appraisers

(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Court order upon appraisers report

(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b)(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers’ report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d)(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of stock to successor

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of successor

(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

APPENDIX C

EXCELSIOR PRIVATE EQUITY FUND II, INC. PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the “Plan”) of Excelsior Private Equity Fund II, Inc. (the “Company”), a corporation organized and existing under the law of the State of Maryland, that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Company in conformity with the provisions of the Company’s Articles of Incorporation and Maryland law.

WHEREAS, the Company’s Board of Directors (the “Board”), at a meeting of the Board held on March 30, 2007 unanimously deemed that in its judgment it is advisable to liquidate and dissolve the Company, unanimously adopted this Plan as the method of liquidating and dissolving the Company and unanimously directed that this Plan be submitted to shareholders of the Company for approval.

NOW, THEREFORE, the liquidation and dissolution of the Company shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective only upon the adoption and approval of the Plan by the shareholders in the manner and by the vote required by Maryland law and the Company’s Articles of Incorporation. The date of such adoption and approval of the Plan by shareholders is hereinafter called the “Effective Date.”

2. CESSATION OF BUSINESS. After the Effective Date of the Plan, the Company shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3. RESTRICTION ON TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of shareholders in the assets of the Company shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date. On the Effective Date, the books of the Company shall be closed. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the law of the State of Maryland or otherwise, the shareholders’ respective interest in the Company’s assets shall not be transferable by the negotiation of share certificates.

4. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Company shall give notice to the appropriate parties that this Plan has been approved by the Board and the shareholders and that the Company will be liquidating its assets. Specifically, as soon as practicable after approval of the Plan, the Company shall mail notice to its known creditors and employees at their addresses as shown on the Company’s records, to the extent such notice is required under the Maryland General Corporation Law (the “MGCL”).

5. LIQUIDATION OF ASSETS. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Company shall be converted to U.S. cash or U.S. cash equivalents.

6. PAYMENTS OF DEBTS. As soon as practicable after the Effective Date of the Plan, the Company shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Company incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

7. LIQUIDATING DISTRIBUTIONS. The Company’s assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Company. The first distribution of the Company’s assets (the “First Distribution”) is expected to consist of cash representing substantially all the assets of the Company, less an estimated amount necessary to (a) discharge any unpaid liabilities and obligations of the Company on the Company’s books on the First Distribution date, and (b) discharge any liabilities not on the books of the Company on the First Distribution date that the Board shall reasonably deem to exist against the assets of the Company. A second distribution (the “Second Distribution”), if necessary, will consist of cash from any assets remaining after payment of and provision for expenses and other liabilities, the proceeds of any sale of assets of the Company under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Company. The First Distribution may be designated a final distribution if it is determined that all expenses and liabilities have been paid or reasonably provided for. All shareholders will receive information concerning the sources of the liquidating distribution.

8. EXPENSES OF THE LIQUIDATION AND DISSOLUTION. Subject to any expense reimbursement arrangements in effect with its investment adviser, the Company shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders, whether or not the liquidation contemplated by this Plan is effected.

9. POWER OF THE BOARD, IMPLEMENTATION OF THE PLAN. The Board and, subject to the direction of the Board, the Company’s officers and individual Directors, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, MGCL or any other applicable law. The death, resignation or other disability of any Director or any officer of the Company shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

10. AMENDMENT OR ABANDONMENT OF PLAN. The Board shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without shareholder approval, if the Board determines that such action would be advisable and in the best interests of the Company and its shareholders, as may be necessary or appropriate to effect the marshalling of Company assets and the dissolution, complete liquidation and termination of existence of the Company, and the distribution of its net assets to shareholders in accordance with the law of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Company’s shareholders, such variation or amendment will be submitted to the Company’s shareholders for approval. In addition, the Board may abandon this Plan, without shareholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Company and its shareholders.

11. DEREGISTRATION UNDER THE 1940 ACT. As soon as practicable after the liquidation and distribution of the Company’s assets, the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a Form N-8F in order to deregister the Company under the 1940 Act, a Form N-54C in order to revoke its election to be treated as a business development company under the 1940 Act and any other required reports.

12. ARTICLES OF DISSOLUTION. Consistent with the provisions of the Plan, the Company shall be dissolved in accordance with the law of the State of Maryland and the Company’s Articles of Incorporation. As soon as practicable after the Effective Date and pursuant to the MGCL, the Company shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation. After the effectiveness of the Articles of Dissolution:

(a)	The Company’s Directors shall manage the business and affairs of the Company for the purposes of completing the Company’s liquidation unless and until a court appoints a receiver;

(b)	The Directors shall (i) collect and distribute any remaining assets of the Company, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Company, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the shareholders; and

(c)	The Directors may (i) carry out the contracts of the Company; (ii) sell all or any part of the assets of the Company at public or private sale; and (iii) do all other acts consistent with law and the Articles of Incorporation of the Company necessary or proper to liquidate the Company and wind up its affairs.

13. POWER OF THE BOARD. Implementation of this Plan shall be under the direction of the Board, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further shareholder action.

14. APPRAISAL RIGHTS. Under Maryland law, shareholders will not be entitled to appraisal rights in connection with the Plan.